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                                                                Exhibit 2.1



                              ACQUISITION AGREEMENT


         This ACQUISITION AGREEMENT is made and entered into as of August 5, 2000 by and among Cubist Pharmaceuticals, Inc., a Delaware corporation ("Cubist"), C&T Acquisition Corporation, a British Columbia corporation and a wholly-owned subsidiary of Cubist ("Acquisition Sub"), TerraGen Discovery, Inc., a company organized under the laws of the Province of British Columbia, Canada (the "Company"), and MDS Capital Corp., a company organized under the laws of the Province of Ontario, Canada, in its capacity as a representative of the shareholders of the Company pursuant to Section 1.3 hereof. Capitalized terms used and not otherwise defined herein have the meanings set forth in Article 10.

                                    RECITALS

         A. Pursuant to the Plan of Arrangement, and subject to the terms and conditions of this Agreement, among other things, (i) all of the issued and outstanding shares of the Company shall be exchanged for, at the option of the shareholders of the Company (the "Shareholders"), Cubist Common Stock or Exchangeable Shares or both subject to the terms and conditions set forth herein, and (ii) all of the outstanding Company Options, Company Warrants and Company Convertible Debentures will be assumed by Cubist and converted into Replacement Options, Replacement Warrants or Replacement Convertible Debentures, respectively.

         B. The Exchangeable Shares shall be exchangeable by the holders for Cubist Common Stock on a one-to-one basis (subject to adjustment) at any time.

         C. As an inducement to Cubist and Acquisition Sub to enter into this Agreement, certain of the Shareholders have concurrently herewith entered into a Voting Agreement and Irrevocable Proxy with Cubist in the form attached hereto as EXHIBIT B (collectively, "Voting Agreements") pursuant to which, among other things, such Shareholders have agreed to vote the Company Shares owned by them in favor of the Acquisition.

         D. As an inducement to Cubist and Acquisition Sub to enter into this Agreement, certain of the Shareholders have concurrently herewith entered into a Shareholders' Agreement with Cubist in the form attached hereto as EXHIBIT C (the "Shareholders' Agreement") pursuant to which, among other things, Shareholders have agreed to indemnify the Cubist and Acquisition Sub against certain Damages.

         E. Cubist, Acquisition Sub and the Company intend that the Acquisition shall qualify as a Pooling of Interests, reportable as a Pooling of Interests of the Company and Cubist for financial accounting purposes by Cubist from and after the Effective Time.

         F. Cubist, Acquisition Sub and the Company intend that the Exchangeable Shares will be generally received by resident Canadian shareholders who so elect without


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recognition of any gain or loss pursuant to the Income Tax Act (Canada) and resident Canadian shareholders will not be required to file Tax Returns in the United States solely as a result of the Acquisition.

         G. The Company, Cubist and Acquisition Sub desire to make certain representations, warranties, covenants and agreements in connection with the Acquisition.

         H. A number of the Exchangeable Shares or shares of Cubist Common Stock otherwise issuable by Cubist and Acquisition Sub in connection with the Plan of Arrangement shall be placed in escrow by Cubist and Acquisition Sub, the release of which shares shall be contingent upon certain events and conditions, all as set forth in the Escrow Agreement to be executed in substantially the form attached hereto as EXHIBIT D (the "Escrow Agreement").

         NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:


                                    ARTICLE 1
                                 THE ACQUISITION

         1.1 THE TRANSACTIONS. The Company agrees that it shall, as soon as reasonably practical, apply to the Supreme Court of British Columbia (the "Court") pursuant to Section 252 of the BC Company Act for an interim order in form and substance reasonably satisfactory to both the Company and Cubist (the "Interim Order") providing for, among other things, the calling and holding of a special meeting of the Shareholders, and of holders of Company Options, Company Warrants and Company Convertible Debentures (the "Company Shareholder Meeting") for the purpose of considering and, if deemed advisable, approving a plan of arrangement involving Cubist, Acquisition Sub and the Company, substantially in the form attached hereto as EXHIBIT A (the "Arrangement" or "Plan of Arrangement"), the principal terms of which include:

                  (a) the description and authorization of a class of shares of Acquisition Sub that will have the rights, privileges and restrictions, and be subject to the conditions, set forth in APPENDIX A to the Plan of Arrangement;

                  (b) an exchange of shares whereby each Company Share issued and outstanding immediately prior to the Effective Time (excluding shares held by Shareholders who perfect their statutory dissenters' rights as provided in
Article 3 of the Plan of Arrangement) shall, automatically and without any further action on the part of the Shareholders, be deemed to be transferred at the Effective Time to the Acquisition Sub in exchange for (i) that number of Exchangeable Shares of Acquisition Sub as shall be equal to the Exchange Ratio or (ii) that number of shares of Cubist Common Stock as shall be equal to the Exchange Ratio, whichever of (i) or (ii) shall be elected by the holder of such Company Share prior to the Company Shareholder Meeting, whereupon


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(after giving effect to the transfer at the Effective Time of all Company Shares issued and outstanding immediately prior to the Effective Time) the Company shall become a wholly owned subsidiary of Acquisition Sub;

                  (c) the assumption by Cubist of each Company Option outstanding at the Effective Time (and any related stock option plan) (excluding those held by dissenters who perfect their rights of dissent in accordance with
Article 3 of the Plan of Arrangement) and the conversion of each such Company Option into an option (each, a "Replacement Option") to purchase a number of shares of Cubist Common Stock determined by multiplying the number of Company Shares subject to such Company Option by the Exchange Ratio (and rounding the result down to the nearest whole share), each such Replacement Option (I) to have an exercise price per share equal to quotient obtained by dividing (1) the exercise price per share in effect at the Effective Time of the Company Option of which such Replacement Option is a replacement, by (2) the Exchange Ratio (and rounding the result up to the nearest whole cent), and (II) to have the same vesting, expiration and other terms as such Company Option, all in accordance with the terms of the stock option plan and stock option agreement governing such Company Option (PROVIDED that in the event that a holder holds more than one Company Option, all of such Company Options, as well as the total number of Company Shares subject to all of such Company Options, shall be aggregated for purposes of implementing the assumption and conversion provisions of this Section 1.1(c));

                  (d) the assumption by Cubist of each Company Warrant outstanding at the Effective Time (excluding those held by dissenters who perfect their rights of dissent in accordance with Article 3 of the Plan of Arrangement) and the conversion of each such Company Warrant into a warrant (each, a "Replacement Warrant") to purchase a number of shares of Cubist Common Stock determined by multiplying the number of Company Shares subject to such Company Warrant by the Exchange Ratio (and rounding the result down to the nearest whole share), each such Replacement Warrant (I) to have an exercise price per share equal to quotient obtained by dividing (1) the exercise price per share in effect at the Effective Time of the Company Warrant of which such Replacement Warrant is a replacement, by (2) the Exchange Ratio (and rounding the result up to the nearest whole cent), and (II) to have the same expiration and other terms as such Company Warrant, all in accordance with the terms of the warrant instrument or warrant agreement governing such Company Warrant (PROVIDED that in the event that a holder holds more than one Company Warrant, all of such Company Warrants, as well as the total number of Company Shares subject to all of such Company Warrants, shall be aggregated for purposes of implementing the assumption and conversion provisions of this Section 1.1(d));

                  (e) the assumption by Cubist of each Company Convertible Debenture outstanding at the Effective Time (excluding those held by dissenters who perfect their rights of dissent in accordance with Article 3 of the Plan of Arrangement) and the conversion of each such Company Convertible Debenture into a debenture (each, a "Replacement Convertible Debenture") convertible into a number of shares of Cubist Common Stock determined by multiplying the number of Company Shares into which

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such Company Convertible Debenture is convertible by the Exchange Ratio (and rounding the result down to the nearest whole share), each such Replacement Convertible Debenture (I) to have a conversion price per share equal to quotient obtained by dividing (1) the conversion price per share in effect at the Effective Time of the Company Convertible Debenture of which such Replacement Convertible Debenture is a replacement, by (2) the Exchange Ratio (and rounding the result up to the nearest whole cent), and (II) to have the same expiration and other terms as such Company Convertible Debenture, all in accordance with the terms of the instrument or agreement governing such Company Convertible Debenture (PROVIDED that in the event that a holder holds more than one Company Convertible Debenture, all of such Company Convertible Debentures, as well as the total number of Company Shares into which all of such Company Convertible Debentures are convertible, shall be aggregated for purposes of implementing the assumption and conversion provisions of this Section 1.1(e)); and

                  (f) a cap in the maximum aggregate number of shares of Cubist Common Stock and Exchangeable Shares to be issued in exchange for all Company Shares issued and outstanding immediately prior to the Effective Time, upon exercise of any and all vested and unvested Replacement Options and Replacement Warrants and upon conversion of any and all Replacement Convertible Debentures, equal to the Aggregate Number of Consideration Shares. No adjustment shall be made in the aggregate number of shares of Cubist Common Stock and Exchangeable Shares issued or issuable pursuant to the Plan of Arrangement as a result of any consideration (in any form whatsoever) received by the Company from the date hereof to the Effective Time as a result of any exercise, conversion or exchange of Company Options, Company Warrants or Company Convertible Debentures.

         The foregoing is only a summary of the Acquisition to be effected by the Plan of Arrangement. The terms, conditions and procedures for accomplishing the exchange of shares are set forth in the Plan of Arrangement and the Appendices thereto and the foregoing is qualified by reference thereto.

         1.2 FINAL ORDER. If approval of the Acquisition by the Shareholders is obtained, the Company shall promptly take the necessary steps to submit the Arrangement to the Court and apply for a final order of the Court approving such Acquisition (the "Final Order").

         1.3      SHAREHOLDERS' REPRESENTATIVE.

         (a) By virtue of the adoption of this Agreement and the approval of the Acquisition by the Shareholders, the Shareholders hereby designate and appoint MDS Capital Corp. as their representative for the purposes set forth in this
Section 1.3 (the "Shareholders' Representative"). By signing this Agreement, MDS Capital Corp. accepts the foregoing designation and appointment by the Shareholders as the Shareholders' Representative.


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         (b) The Shareholders hereby authorize the Shareholders' Representative
(A) to execute the Escrow Agreement on behalf of the Shareholders as Shareholders' Representative; (B) to act as representative of the Shareholders in connection with any and all matters arising under the Escrow Agreement; (C) to take all action necessary in connection with the defense and/or settlement of any claims for which the Shareholders may be required to indemnify Cubist, the Acquisition Sub and/or the Company pursuant to the Escrow Agreement or the Shareholders' Agreement; (D) to give and receive, on behalf of the Shareholders, all notices required to be given under this Agreement, the Shareholders' Agreement and the Escrow Agreement; and (E) to take any and all additional action as is required, contemplated or permitted to be taken by the Shareholders' Representative on behalf of the Shareholders by the terms of this Agreement, the Shareholders' Agreement, the Escrow Agreement, the Plan of Arrangement or any of the other Acquisition Documents.

         (c) In the event that the Shareholders' Representative becomes unable to perform his responsibilities hereunder or resigns from such position, the Shareholders holding, immediately prior to the Effective Time, a majority of the combined voting power of the Company Shares then outstanding shall select another representative to fill such vacancy and such substituted representative shall be deemed to be the Shareholders' Representative for all purposes of this Agreement, the Escrow Agreement and the Shareholders' Agreement and the documents delivered pursuant hereto and thereto.

         (d) All decisions and actions by the Shareholders' Representative, including without limitation any agreement between the Shareholders' Representative and Cubist relating to the defense or settlement of any claims for which the Shareholders may be required to indemnify Cubist, Acquisition Sub and/or the Company pursuant to the Escrow Agreement or the Shareholders' Agreement, shall be binding upon all of the Shareholders and no Shareholder shall have the right to object, dissent, protest or otherwise contest the same.

         (e) By virtue of the adoption of this Agreement and the approval of the Acquisition by the Shareholders, each Shareholder agrees that:

                  (i) Cubist and Acquisition Sub shall be able to rely conclusively on the instructions and decisions of the Shareholders' Representative as to the settlement of any claims for indemnification by Cubist, Acquisition Sub and/or the Company pursuant to the Escrow Agreement or the Shareholders' Agreement or any other actions required, permitted or contemplated to be taken by the Shareholders' Representative hereunder or under the Escrow Agreement, the Shareholders' Agreement, the Plan of Arrangement or any other Acquisition Document and no party to any Acquisition Document shall have any cause of action against Cubist or Acquisition Sub to the extent Cubist or Acquisition Sub, as the case may be, has relied upon the instructions or decisions of the Shareholders' Representative;


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                  (ii) all actions, decisions and instructions of the
         Shareholders' Representative shall be conclusive and binding upon all of the Shareholders and no Shareholder shall have any right of recovery or cause of action of any kind whatsoever against the Shareholders' Representative for any action taken, decision made or instruction given by the Shareholders' Representative (in such capacity) under this Agreement or any other Acquisition Document, except for fraud or willful breach of this Agreement by the Shareholders' Representative;

                  (iii) the provisions of this Section 1.3 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Shareholder may have in connection with the transactions contemplated by this Agreement;

                  (iv) remedies available at law for any breach of the provisions of this Section 1.3 are inadequate; therefore, Cubist, Acquisition Sub and/or the Company shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if either Cubist, Acquisition Sub and/or the Company brings an action to enforce the provisions of this Section 1.3; and

                  (v) the provisions of this Section 1.3 shall be binding upon the executors, heirs, legal representatives, personal representatives, successor trustees, and successors of each Shareholder, and any references in this Agreement to a Shareholder or the Shareholders shall mean and include the successors to the Shareholder's rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

         (f) All fees and expenses incurred by the Shareholders' Representative shall be paid by the Shareholders in proportion to their ownership of Company Shares immediately prior to the Effective Time.

         1.4 VOTING AND EXCHANGE TRUST AGREEMENT. On or before the Closing, Cubist, Acquisition Sub and a bank or trust company to be selected by Cubist and approved by Acquisition Sub and the Company (such bank or trust company in its capacity as the trustee, the "Trustee"), shall execute and deliver a Voting and Exchange Trust Agreement in substantially the form set forth as EXHIBIT E hereto, with such changes and additions thereto as may be reasonably requested by the Trustee (as so executed, the "Voting Trust Agreement"). Cubist shall deposit with the Trustee the number of shares of Cubist Common Stock equal to the number of Exchangeable Shares to secure the voting rights relating to Cubist Common Stock granted for the benefit of the holders of the Exchangeable Shares, such shares of Cubist Common Stock to be held by the Trustee in accordance with the Voting Trust Agreement.

         1.5 SUPPORT AGREEMENT. On or before the Closing, Cubist and Acquisition Sub shall execute and deliver the Parent Support Agreement (the "Parent Support Agreement") in substantially the form set forth on EXHIBIT F.


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         1.6 EFFECTIVE TIME. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the transactions contemplated by this Agreement (the "Closing") will take place as promptly as practicable, but no later than two (2) Business Days, following satisfaction or waiver of the conditions set forth in Article 6 that by their terms are not to occur at the Closing, at the Boston offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts, unless another place or time is agreed to by Cubist and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." The Plan of Arrangement shall become effective at the time provided for in the Plan of Arrangement (the "Effective Time"). The date upon which the Plan of Arrangement shall become effective in accordance with the provision of the Plan of Arrangement is herein referred to as the "Effective Date."

         1.7 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and the Acquisition, the officers and directors of the Company are fully authorized to take, and will take, all such lawful and necessary action.

         1.8      TAX AND ACCOUNTING CONSEQUENCES.

         (a)      TAX.     It is intended by the parties hereto that:

                  (i) the Exchangeable Shares will be generally received by resident Canadian shareholders who so elect without recognition of any gain or loss pursuant to the Income Tax Act and resident Canadian shareholders will not be required to file Tax Returns in the United States solely as a result of the Acquisition;

                  (ii) a Shareholder who is a Non-Resident Person who elects to receive shares of Cubist Common Stock will receive such shares without Acquisition Sub or Cubist withholding any amount pursuant to the provisions of the Income Tax Act if, but only if, such Shareholder provides Acquisition Sub and Cubist, at or prior to the Closing, a Clearance Certificate having a Certificate Limit not less than the fair market value of the shares of Cubist Common Stock to be received in exchange for such Shareholder's Company Shares;

                  (iii) a Shareholder who is a Non-Resident Person who elects to receive Exchangeable Shares will receive such Exchangeable Shares without Acquisition Sub withholding any amount pursuant to the provisions of the Income Tax Act if, but only if, such Shareholder provides Acquisition Sub, at or prior to the Closing, with a Clearance Certificate having a Certificate Limit not less than the fair market value of the Exchangeable Shares to be received in exchange for such Shareholder's Company Shares; and

                  (iv) a Shareholder who is a Non-Resident Person who exchanges Exchangeable Shares for shares of Cubist Common Stock will receive such shares of Cubist Common Stock without Cubist withholding any amount pursuant to the INCOME TAX ACT if, but only if, such Shareholder provides Cubist, at or prior to the exchange, with

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                                     -8-



a Clearance Certificate having a Certificate Limit not less than the fair market value of the shares of Cubist Common Stock to be received on the exchange.

         (b) ACCOUNTING. Cubist, Acquisition Sub and the Company intend that the Acquisition shall qualify as a Pooling of Interests, reportable as a Pooling of Interests of the Company and Cubist for U.S. financial accounting purposes by Cubist from and after the Effective Time.



                                    ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to each of Cubist and Acquisition Sub (subject to such exceptions as are disclosed with respect to specific sections of this Article 2 in the Disclosure Schedule delivered herewith and dated as of the date hereof, or as are disclosed in another section of such Disclosure Schedule only if it is apparent on the face of such disclosure that it is applicable to such specific sections of this Article 2) as follows:

         2.1 ORGANIZATION AND QUALIFICATION. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has full corporate power and authority to conduct its business as now conducted and as currently proposed to be conducted and to own, use, license and lease its Assets and Properties. Each of the Company and its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use, licensing or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so duly qualified, licensed or admitted and in good standing that could not reasonably be expected to have a material adverse effect on the Business or Condition of the Company. Section 2.1 of the Disclosure Schedule sets forth each of the Company's Subsidiaries, the jurisdiction in which each was formed and each jurisdiction where each of the Company and its Subsidiaries is so qualified, licensed or admitted to do business and separately lists each other jurisdiction in which the Company or its Subsidiaries owns, uses, licenses or leases its Assets and Properties, or conducts business or has employees or engages independent contractors.

         2.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Subject only to the requisite approval of the Acquisition by the Shareholders, and the Court, the Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, and the performance by the Company of its obligations hereunder, have been duly and validly authorized by all necessary action by the Board of Directors of the Company, and no other action on the part of the Board of Directors of the Company is required to authorize the execution, delivery and

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                                     -9-



performance of this Agreement and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Cubist and Acquisition Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity. The form of irrevocable proxy included as part of the Voting Agreement has been duly and validly authorized by the board of directors of the Company.

         2.3 CAPITAL STOCK. The authorized capital stock of the Company consists only of 60,000,000 shares, without par value divided into 30,000,000 Class A Voting Common Shares (the "Company Common Shares"), of which 2,925,000 Company Common Shares are issued and outstanding as of the date hereof, and 30,000,000 Class B Voting Preferred Shares ("Company Preferred Shares"), issuable in series, of which four series have been designated and of which 6,812,612 Series 1 Preferred Shares, 4,678,363 Series 2 Preferred Shares, 600,000 Series 3 Preferred Shares and 1,993,039 Series 4 Preferred Shares are issued and outstanding. All of the issued and outstanding Company Shares are validly issued, fully paid and nonassessable, and have been issued in compliance with all pre-emptive right requirements and all applicable provincial and foreign securities Laws. No Company Shares are held as treasury stock. Section 2.3 of the Disclosure Schedule lists the name and state or province of residence of each holder of Company Shares. With respect to any Company Shares that have been issued subject to a repurchase option on the part of the Company, Section 2.3 of the Disclosure Schedule sets forth the holder thereof, the number and type of securities covered thereby, and the vesting schedule thereof (including a description of the circumstances under which such vesting schedule can or will be accelerated). Except as set forth in Section 2.3 of the Disclosure Schedule, no Company Shares are reserved for issuance and there are no outstanding Company Options, Company Convertible Debentures or Company Warrants or agreements, arrangements or understandings to which the Company is a party (written or oral) to issue options with respect to the Company and there are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of Company Shares created by statute, the memorandum and articles of the Company, or any agreement or other arrangement to which the Company is a party or to which it is bound and there are no agreements, arrangements or understandings to which the Company is a party (written or oral) pursuant to which the Company has the right to elect to satisfy any Liability by issuing Company Shares or Equity Equivalents. With respect to each Company Option, Company Warrant or Company Convertible Debenture, Section 2.3 of the Disclosure Schedule sets forth the holder thereof, the number and type of securities issuable thereunder, and, if applicable, the exercise price therefor, the exercise period, the maximum term, and vesting schedule thereof (including a description of the circumstances under which such vesting schedule can or will be accelerated) and, in the case of the Company Options, the status of the holders thereof as employees, consultants or directors of the Company or of any Subsidiary of the Company. Except as set forth in

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                                     -10-




Section 2.3 of the Disclosure Schedule, all of the Company Options, Company Warrants and Company Convertible Debentures were issued in compliance with all applicable federal, provincial and foreign securities Laws. Except as set forth in Section 2.3 of the Disclosure Schedule, none of the Company Options, Company Warrants or Company Convertible Debentures will vest on an accelerated basis in connection with the Acquisition or any subsequent termination of the holder's employment or service. Except as set forth in
Section 2.3 of the Disclosure Schedule, the Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement, arrangement or understanding between or among any Persons which affects, restricts or relates to voting, giving of written consents, dividend rights or transferability of shares with respect to the Company Shares, including without limitation any voting trust agreement or proxy. Section 2.3 of the Disclosure Schedule sets forth a list of each Person that would hold Company Shares, and the number of such Company Shares that would be held by such Person, if all of the holders of Company Preferred Stock, Company Warrants, Company Convertible Debentures and Company Options converted, exercised or exchanged, as applicable, their Company Preferred Stock, Company Warrants, Company Convertible Debentures and Company Options and received Company Common Shares as a result of such conversion, exercise or exchange.

         2.4 SUBSIDIARIES. The Company is the owner of all outstanding shares of each of its Subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 2.4 of the Disclosure Schedule, all of the outstanding shares of each Subsidiary are owned by the Company free and clear of all liens, charges, claims or encumbrances, or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued shares or other securities of any such Subsidiary, or otherwise obligating the Company or any such Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other Person other than its interests in the Company's Subsidiaries set forth in Section 2.1 of the Disclosure Schedule.

         2.5 NO CONFLICTS. The execution and delivery by the Company of this Agreement does not, the performance by the Company of its obligations under this Agreement does not and will not, and the consummation by the Company of the transactions contemplated hereby does not and will not:

         (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the memorandum and articles or equivalent constituting documents of the Company or any of its Subsidiaries;

         (b) conflict with or result in a violation or breach of any Law or Order applicable to the Company or any of its Subsidiaries or by which any of their Assets and Properties is bound or affected; or


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                                     -11-



         (c) (i) conflict with or result in a violation or breach of, (ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, (iii) require the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under, (vi) result in the creation or imposition of (or the obligation to create or impose) any Lien upon the Company or any of its Assets and Properties under or (vii) result in the loss of a benefit under, any of the terms, conditions or provisions of any Contract or License to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective Assets and Properties is bound or affected.

         2.6 BOOKS AND RECORDS; ORGANIZATIONAL DOCUMENTS. The minute books, including the share registers, and other similar records of the Company and its Subsidiaries have been provided to Cubist or its counsel prior to the execution of this Agreement, are complete and correct in all material respects and have been maintained in accordance with sound business practices. Such minute books contain a true and complete record of all actions taken at all meetings and by all written consents in lieu of meetings of the directors, shareholders and committees of the Board of Directors of the Company and its Subsidiaries through the date hereof. The Company has prior to the execution of this Agreement delivered to Cubist true and complete copies of the memorandum and articles or equivalent constituting documents, all as amended through the date hereof, of the Company and each of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in violation of any provisions of its memorandum or articles or equivalent constituting documents.

         2.7      COMPANY FINANCIAL STATEMENTS; INDEBTEDNESS.

         (a) Section 2.7 of the Disclosure Schedule sets forth the Company Financials. The Company Financials delivered to Cubist are correct and complete and have been prepared in accordance with Canadian GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto, and, in the case of the Interim Financial Statements, subject to normal year-end adjustments, which adjustments will not be material in amount or significance). The Company Financials present fairly and accurately the financial condition and operating results of the Company and its Subsidiaries as of the dates and during the periods indicated therein, subject, in the case of the Interim Financial Statements, to normal year-end adjustments, which adjustments will not be material in amount or significance and except that the Interim Financial Statements may not contain footnotes. Since January 1, 1999, there has been no change in any accounting policies, principles, methods or practices, including any change with respect to reserves (whether for bad debts, contingent liabilities or otherwise) of the Company.

         (b) At the date hereof, the Company has no Indebtedness outstanding except as set forth in Section 2.7(b) of the Disclosure Schedule. The Company is not in default with respect to any outstanding Indebtedness or any agreement, instrument, or other obligation relating thereto. Complete and correct copies of all agreements, instruments, and other obligations (including all amendments, supplements, waivers, and consents) relating to any Indebtedness of the Company have been furnished to Cubist.

         2.8 ABSENCE OF CHANGES. Since the Interim Financial Statement Date, there has not been any adverse change in the Business or Condition of the Company (it being understood and agreed that neither of the following shall be deemed to constitute an adverse change in the Business or Condition of the
Company: (i) crisis or change in economic conditions or in the financial markets of the United States or elsewhere or (ii) any circumstances, event or change generally affecting the Company's industry). In addition, without limiting the foregoing, except as expressly contemplated hereby, there has not occurred since the Interim Financial Statement Date:

         (a) the entering into of any Contract, commitment or transaction or the incurrence of any Liabilities outside of the ordinary course of business consistent with past practice;

         (b) the entering into of any Contract in connection with any transaction involving a Business Combination;

         (c) the alteration, or entering into of any Contract or other commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company or any of its Subsidiaries directly or indirectly holds any interest on the date hereof;

         (d) the entering into of any partnership, joint venture, strategic alliance, joint development, collaborative arrangement or joint marketing Contract other than joint marketing efforts in the ordinary course of business consistent with past practice;

         (e) any amendment or other modification (or agreement to do so), except in the ordinary course of business consistent with past practice, or violation of the terms of, any of the Contracts set forth or described in the Disclosure Schedule;

         (f) the entering into of any transaction with any officer, director, shareholder, Affiliate or Associate of the Company, other than pursuant to any Contract in effect on the Audited Financial Statement Date and disclosed to Cubist pursuant to Section 2.18 of the Disclosure Schedule or other than pursuant to any contract of employment and listed pursuant to Section 2.16(a) of the Disclosure Schedule;

         (g) the entering into or amendment of any Contract pursuant to which any other Person is granted manufacturing, marketing, distribution, licensing or similar rights of any type or scope with respect to any products of the Company or Company Intellectual Property other than as contemplated by the Contracts or Licenses of the

Company and its Subsidiaries disclosed in the Disclosure Schedule or otherwise in the ordinary course of business consistent with past practice;

         (h) the commencement of any Action or Proceeding (other than any investigation of which the Company is not aware);

         (i) the declaration, setting aside or payment of any dividends on or making of any other distributions (whether in cash, stock or property) in respect of any Company Shares or Equity Equivalents, or any split, combination or reclassification of any Company Shares or Equity Equivalents or issuance or authorization of the issuance of any other securities in respect of, in lieu of or in substitution for Company Shares or Equity Equivalents, or the repurchase, redemption or other acquisition, directly or indirectly, of any Company Shares or Equity Equivalents by the Company except for repurchases of Company Shares upon termination of employment;

         (j) except for (i) the issuance of Company Shares upon exercise or conversion of then-outstanding Company Options, Company Convertible Debentures or Company Warrants listed in Section 2.3 of the Disclosure Schedule, or (ii) the issuance of options available for grant under the Company's existing stock option plan in the ordinary course of business to employees who are not officers of the Company or of any of its Subsidiaries consistent with past practice, the issuance, grant, delivery, sale or authorization of or proposal to issue, grant, deliver or sell, or purchase or proposal to purchase, any Company Shares, Equity Equivalents or modification or amendment of the rights of any holder of any outstanding Company Shares or Equity Equivalents (including to reduce or alter the consideration to be paid to the Company upon the exercise of any outstanding Company Options, Company Convertible Debentures, Company Warrants, or other Equity Equivalents), nor have there been any agreements, arrangements, plans or understandings with respect to any such modification or amendment;

         (k) any amendments to the memorandum or articles or equivalent constituting documents of the Company or any of its Subsidiaries;

         (l) any transfer (by way of a License or otherwise) to any Person of rights to any Company Intellectual Property other than non-exclusive transfers to the Company's customers, distributors or other licensees in the ordinary course of business consistent with past practice;

         (m) any disposition or sale of, waiver of rights to, license or lease of, or incurrence of any Lien on, any Assets and Properties (other than Company Intellectual Property) of the Company and its Subsidiaries, other than dispositions of inventory, or licenses of products to Persons in the ordinary course of business of the Company consistent with past practice;

         (n) any purchase of any Assets and Properties of any Person other than acquisitions of inventory, or licenses of products, in the ordinary course of business of the Company consistent with past practice and in an amount not in excess of $10,000 in any one case after the date hereof or $200,000 in the aggregate for the period;

         (o) the making of any capital expenditures or commitments by the Company for additions to property, plant or equipment of the Company constituting capital assets individually or in the aggregate in an amount exceeding $150,000;

         (p) the write-off or write-down or making of any determination to write off or write-down, or revalue, any of the Assets and Properties of the Company, or change in any reserves or liabilities associated therewith, individually or in the aggregate in an amount exceeding $50,000;

         (q) the payment, discharge or satisfaction, in an amount in excess of $20,000, in any one case, or $75,000 in the aggregate, of any claim or Liability, other than the payment, discharge or satisfaction in the ordinary course of business of Liabilities reflected or reserved against in the Company Financials or incurred in the ordinary course of business since the Interim Financial Statement Date;

         (r) the failure to pay or otherwise satisfy Liabilities of the Company or its Subsidiaries when due, except such as are being contested in good faith;

         (s) the incurrence of any Indebtedness or guarantee of any such Indebtedness in an aggregate amount exceeding $20,000 or issuance or sale of any debt securities of the Company or any of its Subsidiaries or guarantee of any debt securities of others;

         (t) the grant of any severance or termination pay to any director, officer employee or consultant, except payments made as required by Law or pursuant to written contracts outstanding on the date hereof, the terms of which are disclosed in the Disclosure Schedule;

         (u) an increase in salary, rate of commissions, rate of consulting fees or any other compensation of any current officer, director, shareholder, employee, independent contractor or consultant of the Company or any of its Subsidiaries;

         (v) the payment of any consideration of any nature whatsoever (other than salary, commissions or consulting fees and customary benefits and out of pocket expenses paid to any current or former officer, director, shareholder, employee or consultant of the Company or any of its Subsidiaries) to any current or former officer, director, shareholder, employee, independent contractor or consultant of the Company or any of its Subsidiaries;

         (w) the establishment or modification of (i) targets, goals, pools or similar provisions under any Plan, employment Contract or other employee compensation arrangement or independent contractor Contract or other compensation arrangement or (ii) salary ranges, increased guidelines or similar provisions in respect of any Plan, employment Contract or other employee compensation arrangement or independent contractor Contract or other compensation arrangement;

         (x) the adoption, entering into, amendment, modification or termination (partial or complete) of any Plan;

         (y)      the payment of any discretionary or stay bonus;

         (z) any action, including, without limitation, any dividend or other distribution, any capital reorganization or any sale of assets or the acceleration of vesting of any Company Options or Company Warrants, or other rights to acquire shares of capital stock of the Company, which action would be reasonably likely to interfere with Cubist's ability to account for the Acquisition as a Pooling of Interests, except as expressly required by any Contract set forth on the Disclosure Schedule;

         (aa) the making or changing of any election in respect of Taxes, adopting or changing any accounting method in respect of Taxes, the entering into of any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement, settlement or compromise of any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes with any Taxing Authority or otherwise;

         (bb) the making of any change in the accounting policies, principles, methods, practices or procedures of the Company (including without limitation for bad debts, contingent liabilities or otherwise, respecting capitalization or expense of research and development expenditures, depreciation or amortization rates or timing of recognition of income and expense);

         (cc) other than in the ordinary course of business, the making of any representation or proposal to, or engagement in substantive discussions with, any of the holders (or their representatives) of any Indebtedness, or to or with any party which has issued a letter of credit which benefits the Company;

         (dd) the commencement of any line of business different from, or the termination of, or change in, any line of business of the Company as presently conducted;

         (ee) the cancellation, amendment or failure to renew any insurance policy other than in the ordinary course of business consistent with past practice;

         (ff) any amendment, failure to renew, or failure to use commercially reasonable efforts to maintain, its existing Approvals or failure to observe any Order applicable, or any Law material, to the Company or any or its Subsidiaries or to the conduct of the business of the Company or any of its Subsidiaries or the Assets and Properties of the Company or any of its Subsidiaries;

         (gg) any failure to pay or otherwise satisfy any obligations to procure, maintain, renew, extend or, to the knowledge of the Company, enforce any Company Intellectual Property, including, but not limited to, submission of required documents or fees during the prosecution of patent, trademark or other applications for Registered Intellectual Property rights;

         (hh) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the real or personal property or equipment of the Company individually or in the aggregate in an amount exceeding $10,000;

         (ii) the repurchase, cancellation or modification of the terms of any Company Share, Equity Equivalents, Company Options, Company Warrants or Company Convertible Debentures; and

         (jj)     any entering into any agreement to do any of the foregoing.

         2.9 NO UNDISCLOSED LIABILITIES. Except as reflected or reserved against in the Interim Financial Statements, there are no Liabilities of, relating to or affecting the Company or any of its Subsidiaries or any of their Assets and Properties other than Liabilities incurred in the ordinary course of business consistent with past practice since the Interim Financial Statement Date and in accordance with the provisions of this Agreement.

         2.10     TAXES.

         (a) Each of the Company and its Subsidiaries has timely filed all Tax Returns that it has been required to file (including any extensions), and each such Tax Return correctly and completely reflects any applicable Tax liability and all other information required to be reported thereon. All Taxes due and payable by the Company, whether or not shown on any Tax Return, or claimed to be due by any Tax Authority, have been timely paid.

         (b) The Company and its Subsidiaries have not incurred any liability for Taxes other than as reflected on the Interim Financial Statements other than Taxes incurred in the ordinary course of business consistent with past practice since the Interim Financial Statement Date. The unpaid Taxes of the Company and its Subsidiaries (i) did not, as of the most recent fiscal month end, exceed the reserve for liability for Income Tax (other than the reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the Company's most recent balance sheet and (ii) will not exceed that reserve as adjusted for operations and transactions through the Closing Date.

         (c) Neither the Company nor any of its Subsidiaries is currently a beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Taxing Authority of any jurisdiction in which the Company or any of its Subsidiaries does not file Tax Returns that the Company (or such Subsidiary, as applicable) is or may be subject to taxation by that jurisdiction. No Taxing Authority has raised any dispute or claim concerning any Tax liability of the Company or any of its Subsidiaries either in writing or, to the best knowledge of the Company and its Subsidiaries, otherwise.

         (d) The Company and each of its Subsidiaries has collected or withheld all amounts required to be collected or withheld by it on account of Taxes or otherwise, and has remitted the same to the appropriate governmental authority in the manner and within the time required under any applicable legislation or, to the extent not yet due, has set the same aside in appropriate accounts for payment when due.

         (e) The Company does not have knowledge of any actions by any Taxing Authority in connection with assessing additional Taxes against and in respect of the Company or its Subsidiaries for any past period. There is no dispute or claim concerning any Tax liability of the Company or its Subsidiaries (i) threatened, claimed or raised by any Taxing Authority and (ii) of which the Company is aware. There are no Liens for Taxes upon the Assets and Properties of the Company or of any of its Subsidiaries other than Liens for Taxes not yet due. Section 2.10 of the Disclosure Schedule indicates those Tax Returns, if any, of the Company and its Subsidiaries that have been audited or examined by Taxing Authorities, and indicates those Tax Returns of the Company and its Subsidiaries that currently are the subject of audit or examination. The Company has delivered to Cubist correct and complete copies of all U.S. federal income Tax Returns of the Company or any of its Subsidiaries, and all examination reports, notices of deficiency and statements of deficiencies assessed against or agreed to by any of the Company and its Subsidiaries relating to U.S. federal income Taxes for periods ending on or after January 1, 1997.

         (f) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or which include or are treated as including, the Company or any of its Subsidiaries with respect to any Tax assessment or deficiency affecting the Company or any of its Subsidiaries.

         (g) Neither the Company nor any Subsidiary has received any written ruling related to Taxes or entered into any agreement with a Taxing Authority relating to Taxes.

         (h) The liability for Taxes under the Income Tax Act, and applicable provincial income tax legislation, of the Company and each of its Subsidiaries has been assessed by Canada Customs and Revenue Agency and any process for all taxation years up to and including the taxation year ended December 31, 1999. True and complete copies of the federal and provincial Tax Returns for the Company and copies of all assessments and reassessments for all taxation years including relating to the most recently completed taxation year for which the same are available have been provided to Cubist.

         (i) None of the Company and its Subsidiaries has any liability for the Taxes of any other Person.

         (j) None of the Company and its Subsidiaries (i) has agreed to make or is required to make any adjustment under Section 481 of the Code by reason of a change in accounting method or (ii) is a "consenting corporation" within the meaning of Section 341(f)(1) of the Code.

         (k) Neither the Company nor any of its Subsidiaries is a party to or bound by any obligations under any tax sharing, tax allocation, tax indemnity or similar agreement or arrangement.

         (l) Neither the Company nor any of its Subsidiaries is involved in, subject to, or a party to any joint venture, partnership, Contract or other arrangement that is treated as a partnership for purposes of any Income Tax.

         (m) Neither the Company nor any of its Subsidiaries is or has been included or includible in a combined, consolidated or affiliated group for purposes of filing any Income Tax Return.

         (n) No Subsidiary of the Company has made any payments, is obligated to make any payments, or is a party to any Contract that under certain circumstances could require it to make any payments which would otherwise be deductible that are not deductible as a result of the provisions set forth in
Section 280G of the Code or the treasury regulations thereunder or would result in an excise tax to the recipient of any such payment under Section 4999 of the Code.

         (o) All elections made by the Company with respect to Taxes affecting the Company or its Subsidiaries are set forth on Section 2.10 of the Disclosure Schedule.

         (p) The Company is a Canadian-controlled private corporation as defined in the Income Tax Act and has been since its date of incorporation.

         (q) None of the Company and its Subsidiaries is or ever has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

         (r) Section 2.10(r) of the Disclosure Schedule accurately sets forth for the Company and each of its Subsidiaries (i) the paid up capital for each class of shares outstanding, (ii) all capital loss and non-capital loss carry forwards, (iii) the undepreciated capital cost of each class of the depreciable properties, (iv) all investment tax credits, (v) all scientific research and experimental development expenditure carry forwards and (vi) such other account as are maintained for Income Tax purposes, in each case, as of the end of the last completed Tax year of the Company and each Subsidiary.

         2.11     LEGAL PROCEEDINGS.

         (a) Except as set forth in Section 2.11 of the Disclosure Schedule:

                  (i) there are no Actions or Proceedings brought or, to the knowledge of the Company or any of its Subsidiaries, pending or threatened against the Company or any of its Subsidiaries or their Assets and Properties;

                  (ii) there are no facts or circumstances known to the Company or any of its Subsidiaries that could reasonably be expected to give rise to any Action or Proceeding against, relating to or affecting the Company or any of its Subsidiaries; and

                  (iii) neither the Company nor any of its Subsidiaries has received notice, and does not otherwise have knowledge, of any Orders outstanding against the Company or any of its Subsidiaries.

         (b) Prior to the execution of this Agreement, the Company has delivered to Cubist all responses of counsel for the Company to auditor's requests for information for the preceding three years (together with any updates provided by such counsel).

         2.12 COMPLIANCE WITH LAWS AND ORDERS. The Company has not violated, and is not currently in violation or default under any Order applicable, or any Law material, to the Company or any or its Subsidiaries or to the conduct of the business of the Company or any of its Subsidiaries or the Assets and Properties of the Company or any of its Subsidiaries.

         2.13     EMPLOYEE BENEFIT AND PENSION PLANS.

         Neither the Company nor any Subsidiary has, or sponsors, or participates in, or contributes to, nor is subject to any present or future obligation or liability under, any pension plan, deferred compensation plan, retirement income plan, stock purchase or stock appreciation rights plan, profit sharing plan, bonus plan or policy, employee group insurance plan, hospitalization plan, disability plan, worker's compensation, supplemental unemployment benefit, health, life, vision or dental insurance plan, post-retirement insurance plan or other employee benefit plan, program, policy or practice, formal or informal, with respect to any of its employees, other than the Canada Pension Plan, and other similar health plans established pursuant to statute. Section 2.13(f) of the Disclosure Schedule lists the general policies, procedures and work-related rules in effect with respect to employees of the Corporation, whether written or oral, including policies regarding holidays, sick leave, vacation, disability and death benefits, termination and severance pay, automobile allowances and rights to company-provided automobiles and expense reimbursements (the plans, programs, policies, practices and procedures listed are hereinafter collectively called the "Benefit Plans"). Complete and correct copies of the Benefit Plans listed in
Section 2.13 of the Disclosure Schedule and the most recent financial statements and actuarial reports related thereto have been provided to Cubist. All documentation establishing or relating to the Benefit Plans listed in Section
2.13 of the Disclosure Schedule, and all reports and returns in respect thereof filed with any regulatory agency within the last three years prior to the date hereof, have been made available to Cubist. There are no unfunded or unrecorded liabilities with respect to any such Benefit Plans or the termination of any Benefit Plan. All Benefit Plans have been administered and maintained in compliance with their terms and applicable Laws.

         2.14 TITLE TO PROPERTY. The Company and its Subsidiaries have good and marketable title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Company Financials or acquired after the Audited Financial Statement Date (except properties, interests in properties and assets sold or otherwise disposed of since the Audited Financial Statement Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all Liens, except (i) such imperfections of title, Liens and easements as do not and will not detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise impair business operations involving such properties, (ii) Liens securing debt which is reflected on the Company Financials, (iii) Permitted Liens and (iv) Liens listed on Section 2.14 of the Disclosure Schedule. The plants, property and equipment of the Company and its Subsidiaries that are used in the operations of their businesses are in good operating condition and repair, subject to normal wear and tear, except where a failure to be in good condition would not materially adversely effect the Company or any of its Subsidiaries or the Business and Condition of the Company and any of its Subsidiaries. All properties used in the operations of the Company and its Subsidiaries are reflected in the Company Financials to the extent Canadian GAAP require the same to be reflected.

         2.15     INTELLECTUAL PROPERTY.

         (a) Section 2.15(a) of the Disclosure Schedule lists all Company Registered Intellectual Property and lists any proceedings or actions in which the Company or any of its Subsidiaries is a named party or of which the Company has knowledge (whether or not the Company is a party thereto) pending as of the date hereof before any court, tribunal (including the PTO or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

         (b) Each item of Company Intellectual Property, including all Company Registered Intellectual Property listed in Section 2.15(a) of the Disclosure Schedule, is owned exclusively by the Company (excluding Intellectual Property licensed to the Company under any License) and is free and clear of all Liens. The Company (i) owns exclusively all registered trademarks, service marks and trade names used by the Company in connection with the operation or conduct of the business of the Company, including the sale of any products or technology or the provision of any services by the Company and (ii) owns exclusively, and has good title to, all copyrighted works that are Company products or other works of authorship that the Company otherwise purports to own; provided, however, that such works may incorporate copyrighted works or works of authorship of third parties which are licensed to the Company or are in the public domain.

         (c) To the extent that any Company Intellectual Property has been developed or created by any Person other than the Company, the Company has a written agreement with such Person with respect thereto and the Company has either (i) obtained ownership of, and is the exclusive owner of, all such Intellectual Property by operation of law or by valid assignment of any such rights or (ii) has obtained a License under or to such Intellectual Property.

         (d) Except pursuant to agreements described in Section 2.15(d) of the Disclosure Schedule, the Company has not (i) transferred ownership of or granted any License of or other right to use or (ii) authorized the retention of any rights to use any Material Intellectual Property that is or was Company Intellectual Property, to any other Person.

         (e) The Company Intellectual Property constitutes all the Intellectual Property used in and/or necessary to the conduct of the Company's business as it currently is conducted.

         (f) The Contracts and Licenses listed in Section 2.15(f) of the Disclosure Schedule include all Contracts and Licenses to which the Company is a party with respect to any Company Intellectual Property. No Person other than the Company has ownership rights to improvements made by the Company in Company Intellectual Property which has been licensed to the Company.

         (g) Section 2.15(g) of the Disclosure Schedule lists all contracts and licenses between the Company and any other Person wherein or whereby the Company has expressly agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or Liability, or provide a right of rescission, with respect to the infringement or misappropriation by the Company of the Intellectual Property of any Person other than the Company.

         (h) Except as described in Section 2.15(h) of the Disclosure Schedule, to the Company's knowledge, the operation of the business of the Company as currently conducted, including the Company's design, development, use, import, manufacture and sale of its products, technology or services (including products, technology or services currently under development) does not, and the Company has no reason to believe that it might, infringe or misappropriate the Intellectual Property of any Person, violate the privacy or publicity rights of any Person, or constitute unfair competition or trade practices under any Laws, and the Company has not received notice from any Person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property of any Person or constitutes unfair competition or trade practices under any Law, including notice of third party patent or other Intellectual Property rights from a potential licensor of such rights.

         (i) Each item of Company Registered Intellectual Property is valid and subsisting (or in the case of trademark applications, has been applied for), and all registration, maintenance, renewal fees, annuity fees and taxes which are due and owing in connection with such Registered Intellectual Property have been paid and all documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or applicable foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. Schedule 2.15(i) lists all copyrights registered with the U.S. Copyright Office for any version of each product or technology of the Company that constitutes or includes a copyrightable work. In each case in which the Company has acquired any Intellectual Property rights from any Person (other than pursuant to a License), the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all such rights in such Intellectual Property (including the right to seek past and future damages with respect to such Intellectual Property) to the Company and, to the maximum extent provided for by, and in accordance with, applicable Laws, the Company has recorded each such assignment with the relevant Governmental or Regulatory Authority, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

         (j) There are no Contracts or Licenses between the Company and any other Person with respect to Company Intellectual Property under which there is any ongoing dispute known to the Company regarding the scope of such Contract or License, or performance under such Contract or License, including with respect to any payments to be made or received by the Company thereunder, except as noted in Section 2.22 of the Disclosure Schedule.

         (k) Subject to Section 2.15(k) of the Disclosure Schedule, to the knowledge of the Company, no Person is infringing or misappropriating any Company Intellectual Property.

         (l) The Company has taken all commercially reasonable steps to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other Person to the Company subject to a duty of confidentiality. Without limiting the foregoing, the Company has, and enforces, a policy requiring each employee, consultant and independent contractor who has access to Company Intellectual Property to execute proprietary rights agreements substantially in the form set forth in Section 2.15(l) of the Disclosure Schedule, and all such current and former employees, consultants and independent contractors of the Company have executed such an agreement.

         (m) Subject to Section 2.15(m) of the Disclosure Schedule, no Company Intellectual Property or product, technology or service of the Company is subject to any Order or Action or Proceeding that restricts, or that is reasonably expected to restrict, in any manner, the use, transfer or licensing of any Company Intellectual Property by the Company or that may affect the validity, use or enforceability of such Company Intellectual Property.

         (n) To the knowledge of the Company, no (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company or (iii) conduct or statement of Company constitutes false advertising or otherwise violates any Law pertaining thereto.

         (o) Neither this Agreement nor any transactions contemplated by this Agreement will result in Cubist's granting any rights or licenses with respect to the

Intellectual Property of Cubist to any Person pursuant to any Contract to which the Company is a party or by which any of its Assets and Properties are bound.

         2.16     CONTRACTS.

         (a) Section 2.16(a) of the Disclosure Schedule contains a true and complete list of each of the Contracts (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all continuing waivers of any terms thereof, have been made available to Cubist prior to the execution of this Agreement) of the Company and its Subsidiaries.

         (b) Each Contract required to be disclosed in Section 2.16(a) of the Disclosure Schedule, unless otherwise stated in Section 2.16(a) of the Disclosure Schedule, is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity), and, to the knowledge of the Company and its Subsidiaries, no other party to such Contract is, nor has the Company received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

         (c) Neither the Company nor any of its Subsidiaries is a party to or bound by any Contract that (i) automatically terminates or allows termination by the other party thereto upon consummation of the transactions contemplated by this Agreement or (ii) contains any covenant or other provision which limits the ability of the Company to compete with any Person in any line of business or in any area or territory.

         2.17 INSURANCE. Section 2.17 of the Disclosure Schedule lists, including type, scope and amount, all of the policies of insurance and bonds of the Company and its Subsidiaries. There is no claim pending under any of such policies or bonds as to which the Company, or any of its Subsidiaries, has received written notice, and neither the Company nor any of its Subsidiaries has any reason to believe, that coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company and its Subsidiaries are otherwise in material compliance with the terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or premium increase with respect to, any of such policies, except any premium increase that would be consistent with past practices.

         2.18     AFFILIATE TRANSACTIONS.

         (a) Except as disclosed in Section 2.18(a) of the Disclosure Schedule,
(i) there are no Contracts or Liabilities between the Company or any of its Subsidiaries, on the one hand, and (I) any officer, director, shareholder, or to the knowledge of the Company, any Affiliate or Associate of the Company or (II) any Person who, to the knowledge of the

Company, is an Associate of any such officer, director, shareholder or Affiliate, on the other hand, (ii) neither the Company nor any of its Subsidiaries provides or causes to be provided any assets, services or facilities to any such officer, director, shareholder, Affiliate or Associate,
(iii) neither the Company nor any of its Subsidiaries nor any such officer, director, shareholder, Affiliate or Associate provides or causes to be provided any assets, services or facilities to the Company and (iv) neither the Company nor any of its Subsidiaries beneficially owns, directly or indirectly, any Investment Assets of any such officer, director, shareholder, Affiliate or Associate.

         (b) Each of the Contracts and Liabilities listed in Section 2.18(a) of the Disclosure Schedule were entered into or incurred, as the case may be, on terms no less favorable to the Company or its Subsidiaries (in the reasonable judgment of the Company) than if such Contract or Liability was entered into or incurred on an arm's- length basis on competitive terms. Any Contract to which the Company or any of its Subsidiaries is a party and in which any director of the Company has a financial interest in such Contract was approved in accordance with applicable law.

         2.19     EMPLOYEES; LABOR RELATIONS.

         (a) There is no existing, and none of the Company nor its Subsidiaries know of any facts or circumstances that could reasonably be expected to result in, litigation or formal dispute proceeding between the Company or any of its Subsidiaries and any of the Company's or such Subsidiary's employees. The Company is not a party to any collective bargaining agreement and there is no unfair labor practice or labor arbitration proceedings pending with respect to the Company, or, to the knowledge of the Company, threatened, and there are no facts or circumstances known to the Company that could reasonably be expected to give rise to such complaint or claim. To the knowledge of the Company, there are no organizational efforts presently underway or threatened involving any employees of the Company. There has been no work stoppage, strike or other similar concerted action by employees of the Company.

         (b) All employees of the Company are terminable by the Company upon reasonable notice in accordance with applicable Law. Section 2.19(b) of the Disclosure Schedule sets forth, individually and by category, the name of each officer, employee and consultant, together with such person's position or function, duration of employment, annual base salary or wage and any incentive, severance or bonus arrangements and vacation entitlements with respect to such person. Except under Company Options and the Stock Plan, the completion of the transactions contemplated by this Agreement will not result in any payment or increased payment becoming due from the Company to any officer, director, or employee of, or consultant to, the Company, and to the knowledge of the Company no employee of the Company has made any threat, or otherwise revealed an intent, to terminate such employee's relationship with the Company, for any reason, including because of the consummation of the transactions contemplated by this Agreement. The Company is not a party to any agreement for the provision of labor from any outside agency. To the knowledge of the Company, since January 1, 1997 there have been no claims by employees of such outside agencies, if any, with regard to employees assigned to work for the Company, and no claims by any governmental agency with regard to such employees except as set forth in Section 2.19(b) of the Disclosure Schedule.

         (c) Since January 1, 1997, there have been no federal or provincial claims based on sex, sexual or other harassment, age, disability, race or other discrimination or common law claims, including claims of wrongful termination, by any employees of the Company or by any of the employees performing work for the Company but provided by an outside employment agency, and there are no facts or circumstances known to the Company that could reasonably be expected to give rise to such complaint or claim. The Company is complying with all Laws related to the employment of employees, labor relations, workers compensation, work-place health and safety, labor standards, employment equity, human rights and unemployment income and, except as set forth in Section 2.19(c) of the Disclosure Schedule, since January 1, 1997 the Company has not received any written notice of and neither the Company nor any of its Subsidiaries has any knowledge with respect to any claim that it has not complied with any Laws relating to the employment of employees, including without limitation, any provisions thereof relating to wages, hours, collective bargaining, the payment of Social Security and similar taxes, equal employment opportunity, employment discrimination, employee safety, or that it is liable for any wages in arrears or any taxes or penalties for failure to comply with any of the foregoing.

         (d) The Company has no written employment policies and/or employee handbooks or manuals except as set forth in Section 2.19(d) of the Disclosure Schedule.

         (e) To the knowledge of the Company, no officer, employee or consultant of the Company is obligated under any Contract or other agreement or subject to any Order or Law that would interfere with the Company's business as currently conducted. Except under Company Options and the Stock Plan, to the knowledge of the Company, neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted nor any activity of such officers, employees or consultants in connection with the carrying on of the Company's business as presently conducted, will conflict with or result in a breach of the terms, conditions or provisions of, constitute a default under, or trigger a condition precedent to any rights under, any Contract or other agreement under which any of such officers, employees or consultants is now bound.

         2.20     ENVIRONMENTAL MATTERS.

         To the knowledge of the Company:

         (a) The Company possesses any and all Environmental Permits necessary to or required for the operation of its business.

         (b) The Company is in compliance with (i) all terms, conditions and provisions of its Environmental Permits; and (ii) all Environmental Laws.

         (c) Neither the Company nor any entity previously owned by the Company has received any notice of, or any inquiry about, nor to the Company's knowledge, any basis exists for, any alleged, actual or potential responsibility for (i) any Release or threatened or suspected Release of any Hazardous Material, or (ii) any violation of Environmental Law, or (iii) personal injury, wrongful death, other tortious conduct, or relating to materials, commodities or products held, used, sold, transferred, manufactured or disposed of by or on behalf of the Company, containing or incorporating any Hazardous Materials.

         (d) Neither the Company nor any entity previously owned by the Company has any obligation or liability with respect to any Hazardous Material, including any Release or threatened or suspected Release of any Hazardous Material, and there are no past or present events, facts or circumstances which could reasonably be expected to form the basis of any such obligation or liability.

         (e) No Releases of Hazardous Material(s) have occurred at, from, in, to, on, or under any Site and no Hazardous Material is present in, on, about or migrating to or from any Site.

         (f) Neither the Company nor any entity previously owned by the Company, has transported or arranged for the treatment, storage, handling, disposal or transportation of any Hazardous Material at or to any location.

         (g) No Site is a current or proposed Environmental Clean-up Site.

         (h) There are no Liens under or pursuant to any Environmental Law on any Site.

         (i) There is no (i) underground storage tank, active or abandoned, (ii) polychlorinated biphenyls ("PCBs"), (iii) PCB containing equipment, (iv) asbestos-containing material, (v) radon, (vi) lead-based paint, (vii) urea formaldehyde or (viii) other Hazardous Material at any Site.

         (j) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by the Company or, to the knowledge of the Company, by any other Person, with respect to any Site which have not been delivered to Cubist prior to execution of this Agreement.

         (k) The Company is not a party, whether as a direct signatory or as successor, assign, third party beneficiary or otherwise, to, and is not otherwise bound by, any lease or other contract under which the Company is obligated or may be obligated by any representation, warranty, covenant, restriction, indemnification or other undertaking respecting Hazardous Materials or under which any other person is or has been released respecting Hazardous Materials except for under real property leases set forth in Section 2.27 of the Disclosure Schedule.

         (l) The Company and any predecessors of the Company and any entity previously owned by the Company have provided all notifications and warnings, made all reports, and kept and maintained all records to the extent required pursuant to Environmental Laws.

         2.21 SUBSTANTIAL CUSTOMERS AND SUPPLIERS. Section 2.21(a) of the Disclosure Schedule lists the 5 largest customers of the Company, collectively, on the basis of revenues collected or accrued for the most recent complete fiscal year. Section 2.21(b) of the Disclosure Schedule lists the 5 largest suppliers of the Company on the basis of cost of goods or services purchased for the most recent fiscal year. No such customer or supplier has ceased or reduced its purchases from or sales or provision of services to the Company since December 31, 1999 or, to the knowledge of the Company, has threatened to cease or reduce such purchases or sales or provision of services after the date hereof.

         2.22 ACCOUNTS RECEIVABLE. Except to the extent reserved against in the Interim Financial Statements, the accounts and notes receivable of the Company reflected on the Company Financials, and all accounts and notes receivable arising subsequent to the Audited Financial Statement Date, (a) arose from bona fide sales transactions in the ordinary course of business, consistent with past practice, and are payable on ordinary trade terms, (b) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their respective terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar Laws relating to the enforcement of Creditors' rights generally and by general principals of equity, (c) are not subject to any valid set-off or counterclaim and (d) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement. Notwithstanding the foregoing, Cubist and Acquisition Sub acknowledge that any amount payable or accrued payable from the Government of Canada under the Scientific Research and Experimental Development Program relating to the taxation year ended December 31, 1999 and all subsequent taxation periods is subject to approval and audit by Revenue Canada Taxation.

         2.23 OTHER NEGOTIATIONS; BROKERS; THIRD PARTY EXPENSES. Neither the Company nor, to the knowledge of the Company, any of its Affiliates (nor to the knowledge of the Company, any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Company or any such Affiliate) (i) has entered into any Contract that conflicts with any of the transactions contemplated by this Agreement or (ii) has entered into any Contract or had any discussions with any Person regarding any transaction involving the Company which could result in Cubist's or the Company's being subject to any claim for liability to said Person as a result of entering into this Agreement or consummating the transactions contemplated hereby. Section
2.23 of the Disclosure Schedule sets forth the principal terms and conditions of any Contract with respect to, and a reasonable estimate of, all Third Party Expenses expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

         2.24 FOREIGN CORRUPT PRACTICES ACT. Neither the Company, nor to the knowledge of the Company, any agent, employee or other Person associated with or acting on behalf of the Company has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to any government official or employee or to any political party or campaign from corporate funds, violated any provision of the Corruption of Foreign Public Officers Act (Canada), or the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

         2.25 POOLING OF INTERESTS. Neither the Company nor, to the Company's knowledge, any of its directors, officers or shareholders has taken any action which would reasonably be expected, based on the advice of the Company's auditors, to preclude Cubist's ability to account for the Acquisition as a Pooling of Interests.

         2.26     APPROVALS.

         (a) Section 2.26(a) of the Disclosure Schedule contains a list of all Approvals of Governmental or Regulatory Authorities relating to the business conducted by the Company which are required to be given to or obtained by the Company from any and all Governmental or Regulatory Authorities in connection with the consummation of the transactions contemplated by this Agreement.

         (b) Section 2.26(b) of the Disclosure Schedule contains a list of all non-Governmental or Regulatory Authority Approvals which are required to be given to or obtained by the Company or any of its Subsidiaries from any and all third parties in connection with the consummation of the transactions contemplated by this Agreement.

         (c) The Company has obtained all Approvals from Governmental or Regulatory Authorities necessary to conduct the business conducted by the Company in the manner as it is currently being conducted and since April 23, 1996 there has been no written notice received by the Company of any violation or non-compliance with any such Approvals. All Approvals from Governmental or Regulatory Authorities necessary to conduct the business conducted by the Company as it is currently being conducted are set forth in Section 2.26(c) of the Disclosure Schedule.

         (d) Subject to any order of the Court to the contrary, the affirmative vote or consent of at least seventy-five percent (75%) of the votes cast by holders of Company Shares, Company Options, Company Warrants and Company Convertible Debentures, voting together, is the only vote necessary to approve the Plan of Arrangement and the transactions contemplated thereby.

         (e) The Shareholders that have concurrently herewith entered into Voting Agreements are holders of Company Shares whose voting power is equal to at least seventy-five percent (75%) of the voting power of the Number of Fully Diluted Company Common Shares.

         2.27 LEASES IN EFFECT. All real property leases and subleases to which the Company or any Subsidiary is a party and any amendments or modifications thereof, all of which are listed on Section 2.27 of the Disclosure Schedule (each a "Lease" and collectively, the "Leases"), are valid, in full force and effect, enforceable, and there are no existing defaults on the part of the Company, and Company has not received any written notice of, nor has any reason to believe that there exists, nor given notice of default or claimed default with respect to any Lease, nor is there any event that with notice or lapse of time, or both, would constitute a default thereunder. No consent is required from any party under any Lease in connection with the completion of the transactions contemplated by this Agreement, and Company has not received written notice, and has no reason to believe, that any party to any Lease intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder.

         2.28 TAKEOVER STATUTES. No Takeover Statute applicable to the Company is applicable to the Acquisition or the transactions contemplated hereby or thereby.

         2.29 BC AND ONTARIO SECURITIES ACT EXEMPTION APPLICATION; INFORMATION CIRCULAR. At the time of filing the applications for the Interim Order and Final Order, the time of the relevant hearings of the Court and the time the Interim Order and the Final Order are effective, such applications shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. At the time of filing by Cubist of the Securities Exemption Applications, the information supplied by the Company to Cubist for inclusion in the Securities Exemption Applications shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information circular to be sent to the Shareholders in connection with the Company Shareholders Meeting (such information circular as amended or supplemented is referred to herein as the "INFORMATION CIRCULAR") shall not, on the date the Information Circular is first mailed to the Company's shareholders, at the time of the Company Shareholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading. Notwithstanding the foregoing, (i) the Company makes no representation, warranty or covenant with respect to any information supplied by Cubist or Acquisition Sub which is contained in any of the foregoing documents and (ii) Cubist makes no representation, warranty or covenant with respect to any information supplied by the Company which is contained in any of the foregoing documents.

         2.30 DISTRIBUTION OF ACQUISITION CONSIDERATION. The consideration of the Acquisition, when distributed in accordance with the terms of this Agreement, will have been distributed to the holders of Company Shares in accordance with the provisions of the Company's constituting documents in effect immediately prior to the Effective Time and any other document or agreement among the Company and such holders related to the distribution of the consideration of the Acquisition.

         2.31 BANK ACCOUNTS, SIGNING AUTHORITY, POWERS OF ATTORNEY. Section 2.31 of the Disclosure Schedule sets forth a complete and accurate list of all bank, brokerage, and other accounts, and all safe-deposit boxes, of the Company and the persons with signing or other authority to act with respect thereto. Except as so listed, the Company does not have any account or safe deposit box in any bank, and no person has any power, whether singly or jointly, to sign any checks on behalf of the Company, to withdraw any money or other property from any bank, brokerage, or other account of the Company, or to act under any agency or power of attorney granted by the Company at any time for any purpose. Section 2.31 of the Disclosure Schedule also sets forth the names of all persons authorized to borrow money or sign notes on behalf of the Company.

         2.32 CALCULATION OF EXCHANGE RATIOS. If the Effective Time had occurred at 12:00 a.m. on the date of this Agreement, the Company Common Share Exchange Ratio would have been 0.021174 at such time and the Company Preferred Share Exchange Ratio would have been 0.030173 at such time.

         2.33 DISCLOSURE. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Cubist pursuant to any provision of this Agreement (including the Company Financials and the notes thereto) contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                    ARTICLE 3
                        REPRESENTATIONS AND WARRANTIES OF
                           CUBIST AND ACQUISITION SUB

         Cubist and Acquisition Sub hereby represent and warrant to the Company (subject to such exceptions as disclosed with respect to specific sections of this Article 3 in the Cubist Disclosure Schedule delivered herewith and dated as of the date hereof or as are disclosed in another section of the Cubist Disclosure Schedule only if it is apparent on the face of such disclosure that it is applicable to such specific sections of this Article 3) as follows:

         3.1 ORGANIZATION AND QUALIFICATION. Each of Cubist and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, each with full corporate power and authority to conduct its business as now conducted and as currently proposed to be conducted and to own, use and lease its Assets and Properties. Each of Cubist and Acquisition Sub are duly qualified, licensed or admitted to do business and are in good standing in each jurisdiction in which the ownership, use, licensing or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so duly qualified, licensed or admitted and in good standing that could not reasonably be expected to have a material adverse effect on the Business or Condition of Cubist and Acquisition Sub as the case may be.

         3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Cubist and Acquisition Sub has full corporate power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Cubist and Acquisition Sub of this Agreement and the consummation by Cubist and Acquisition Sub of the transactions contemplated hereby, and the performance by Cubist and Acquisition Sub of their respective obligations hereunder, have been duly and validly authorized by all necessary action by the Board of Directors of Cubist and Acquisition Sub, and no other action on the part of the Board of Directors of Cubist and Acquisition Sub is required to authorize the execution, delivery and performance of this Agreement and the consummation by Cubist and Acquisition Sub of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Cubist and Acquisition Sub and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of Cubist and Acquisition Sub enforceable against Cubist and Acquisition Sub in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

         3.3      CAPITAL STOCK

         (a) The authorized capital stock of Cubist consists of 50,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share (the "Cubist Preferred Stock"). As of August 1, 2000, there were issued and outstanding 27,127,187 shares of Cubist Common Stock, and no shares of Cubist Preferred Stock. All of the issued and outstanding shares of Cubist Common Stock are validly issued, fully paid and nonassessable.

         (b) The authorized capital stock of Acquisition Sub consists of 10,000,000 common shares, without par value per share (the "Acquisition Sub Common Shares"), and 200,000,000 preferred shares (the "Acquisition Sub Preferred Shares") issuable in series with such rights and privileges as the Board of Directors of Acquisition Sub shall ascribe thereto. As of August 1, 2000, there were issued and outstanding one hundred (100) Acquisition Sub Common Shares and no Acquisition Sub Preferred Shares.

         3.4 CUBIST'S SEC STATEMENTS, REPORTS AND DOCUMENTS. Since December 31, 1999, Cubist has timely filed with the SEC all forms, reports, registration statements, and documents required to be filed by it. Cubist has delivered to the Company true and complete copies of (i) its Annual Report on Form 10-K, as amended, for its fiscal year ended December 31, 1999, (ii) its proxy statements relating to all meetings of its stockholders (whether annual or special) held since December 31, 1999, and
(iii) all other forms, reports (including without limitation annual reports pursuant to Exchange Act rule 14a-3), registration statements, and documents filed or required to be filed by it with, or provided or required to be provided by it to, the SEC since December 31, 1999 (collectively, all of the foregoing documents, "Cubist's SEC Reports"). As of their respective dates, Cubist's SEC Reports complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Cubist's SEC Reports is required to be amended or supplemented as of the date hereof. Since the date of the latest Cubist SEC Report, there has been no material adverse change in the Business or Condition of Cubist (it being understood and agreed that none of the following shall be deemed to constitute a material adverse change in the Business or Condition of Cubist: (i) crisis or change in economic conditions or in the financial markets of the United States or elsewhere, (ii) any decline in the price of Cubist Common Stock as quoted on the NNM or (iii) any circumstances, event or change generally affecting Cubist's industry). The financial statements (including any related notes) of Cubist included in Cubist's SEC Reports were prepared in conformity with generally accepted accounting principles applied on a consistent basis (except as otherwise stated in the financial statements or, in the case of audited statements, the related report of Cubist's independent certified public accountants) and present fairly in all material respects the consolidated financial position, results of operations, changes in stockholders' equity, and cash flows, as applicable, of Cubist and its consolidated Subsidiaries as of the dates and for the periods indicated; subject, in the case of unaudited interim consolidated financial statements, to condensation, the absence of footnote disclosure, and normal, recurring end-of-period adjustments, the effect of which was not and will not be material.

         3.5 NO CONFLICTS. Assuming approval of the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by their respective Boards of Directors, the execution and delivery by Cubist and Acquisition Sub of this Agreement does not, and the performance by Cubist and Acquisition Sub of their respective obligations under this Agreement and the consummation by Cubist and Acquisition Sub of the transactions contemplated hereby do not and will not:

         (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws or equivalent organizational documents of Cubist and Acquisition Sub;

         (b) conflict with or result in a violation or breach of any Order applicable, or any Law material, to Cubist or the Acquisition Sub or by which any of their respective Assets or Properties are bound or affected; or

         (c) except as would not have a material adverse effect on the Business or Condition of Cubist and Acquisition Sub, (i) conflict with or result in a violation or breach of, (ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under,
(iii) require Cubist and Acquisition Sub to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result of the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under, (vi) result in the creation or imposition of (or the obligation to create or impose) any Lien upon Cubist or Acquisition Sub or any of their respective Assets or Properties, or (vii) result in the loss of a benefit under, any of the terms, conditions or provisions of any Contract or License to which Cubist or Acquisition Sub is a party or by which any of their Assets and Properties are bound or affected.

         3.6      APPROVALS.

         (a) Section 3.6(a) of the Cubist Disclosure Schedule contains a list of all material Approvals of Governmental or Regulatory Authorities relating to the business conducted by Cubist or Acquisition Sub which are required to be given to or obtained by Cubist or Acquisition Sub from any and all Governmental or Regulatory Authorities in connection with the consummation of the transactions contemplated by this Agreement.

         (b) Section 3.6(b) of the Cubist Disclosure Schedule contains a list of all material non-Governmental or Regulatory Authority Approvals which are required to be given to or obtained by Cubist or Acquisition Sub from any and all third parties in connection with the consummation of the transactions contemplated by this Agreement.

         3.7 INVESTMENT ADVISORS. Except as set forth on Section 3.7 of the Cubist Disclosure Schedule, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with this Agreement and the transactions contemplated hereby based on arrangements made by or on behalf of Cubist.

         3.8 VALID ISSUANCE OF THE SHARES. The shares of Cubist Common Stock to be issued in the Acquisition, including shares issuable upon exchange of the Exchangeable Shares and upon the exercise or conversion of Replacement Options, Replacement Warrants and Replacement Convertible Debentures, will, upon issuance pursuant to the terms hereof, the Plan of Arrangement or the applicable Replacement Option, Replacement Warrant and Replacement Convertible Debenture, as applicable, be duly authorized and validly issued, fully paid and nonassessable and will be free of preemptive rights and will be listed for trading on the NNM. Assuming and subject to (i) the satisfaction of all conditions precedent set forth in Sections 6.1 and 6.3 hereof (including, without limitation, obtaining the Interim Order and the Final Order and receiving the legal opinion referred to in the second sentence of Section 6.3(f) hereof) and (ii) there being no change in the securities laws, rules and regulations of the United States (or in the interpretation and administration of such laws, rules and regulations) as in effect on the date hereof, the issuance of the shares of Cubist Common Stock at the Effective Time pursuant to this Agreement and the Plan of Arrangement and the assumption and conversion of each Company Option, Company Warrant and Company Convertible Debenture into Replacement Options, Replacement Warrants and Replacement Convertible Debentures shall be exempt from registration under the Securities Act by virtue of the exemption provided for in Section 3(a)(10) thereunder.

         3.9 NASDAQ NATIONAL MARKET. The Cubist Common Stock is listed on the NNM and there are no proceedings to revoke or suspend such listing.

         3.10 ABSENCE OF LITIGATION. There is no action, suit or proceeding or, to Cubist's knowledge, any investigation, pending, or to Cubist's knowledge, threatened by or before any governmental body against Cubist and in which an unfavorable outcome, ruling or finding in any said matter, or for all matters taken as a whole, could reasonably be expected to have a material adverse effect on Cubist. The foregoing includes, without limitation, any such action, suit, proceeding or investigation that questions this Agreement or the right of Cubist to execute, deliver and perform under same.

         3.11 DISCLOSURE. No representation or warranty contained in this Agreement, and no statement contained in the Cubist Disclosure Schedule or in any certificate, list or other writing furnished to the Company pursuant to any provision of this Agreement (including the Company Financials and the notes thereto) contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.


                                    ARTICLE 4
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         4.1 CONDUCT OF BUSINESS OF THE COMPANY AND ITS SUBSIDIARIES. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees to carry on its business in the ordinary course consistent with past practice, to pay its Liabilities and Taxes consistent with the Company's past practices, to pay or perform other obligations when due consistent with the Company's past practices, subject to any good faith disputes over such Liabilities, Taxes and other obligations and to use reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and key employees, preserve its relationships with customers, suppliers, distributors, licensors, licensees, independent contractors and other Persons having business dealings with it and to cause its Subsidiaries to do the same, all with the express purpose and intent of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. Except as expressly contemplated by this Agreement, neither the Company nor any of its Subsidiaries shall, without the prior written consent of Cubist, take, or agree in writing or otherwise to take:

         (a) any of the actions described in Sections 2.8 (a) through (jj) above;

         (b) any action that would make any of its representations or warranties contained in this Agreement untrue or incorrect if such representation or warranty were being made as of the date such action was taken;

         (c) any action that would prevent the Company from performing, or that would cause the Company not to perform, its agreements and covenants hereunder;

         (d) hire any new employees (except for Persons hired to fill positions vacated by Persons employed as of the date hereof), or engage any new consultants (other than co-op student employees who do not receive Company Options);

         (e) notwithstanding the actions permitted by this Section 4.1 relating to the actions described in Section 2.8(j)(ii), the Company shall not grant any options under its existing stock option plans other than options granted in the ordinary course of business consistent with past practice to any employee in satisfaction of a written obligation of the Company in existence as of the date hereof to grant such employee options upon satisfactory completion of a six-month probationary period; or

         (f) notwithstanding the actions permitted by this Section 4.1 relating to actions described in Section 2.8(o), the Company shall not make any capital expenditures or commitments for additions to property, plant or equipment of the Company constituting capital assets individually in an amount exceeding $25,000 or in the aggregate in an amount exceeding $100,000.

         4.2 NO SOLICITATION. Until the earlier of the Effective Time and the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, the Company will not directly or indirectly, take any of the following actions with any Person other than Cubist and its designees (and the Company will use its commercially reasonable efforts to prevent any of the Company's officers, directors, shareholders, attorneys, investment advisors, agents, representatives, Affiliates or Associates from taking any such actions): (a) solicit, initiate or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any Person relating to any possible Business Combination with the Company or any of its Subsidiaries (whether such Subsidiaries are in existence on the date hereof or are hereafter organized), (b) provide information with respect to the Company to any Person, other than Cubist, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such Person with regard to, any possible Business Combination with the Company or any Subsidiary of the Company (whether such Subsidiaries are in existence on the date hereof or are hereafter organized), (c) enter into a Contract with any Person, other than Cubist, providing for a Business Combination with the Company or any Subsidiary (whether such Subsidiaries are in existence on the date hereof or are hereafter organized), or (d) make or authorize any statement, recommendation or solicitation in support of any possible Business Combination with the Company or any Subsidiary (whether such Subsidiary is in existence on the date hereof or is hereafter organized) other than by Cubist. The Company shall immediately cease and cause to be terminated any such contacts or negotiations with any Person relating to any such transaction or Business Combination. In addition to the foregoing, if the Company receives prior to the Effective Time or the termination of this Agreement any offer or proposal (formal or informal) relating to any of the above, the Company shall immediately notify Cubist thereof and provide Cubist with the details thereof including the identity of the Person or Persons making such offer or proposal, and will keep Cubist fully informed of the status and details of any such offer of proposal. Each of the Company and Cubist acknowledge that this Section 4.2 was a significant inducement for Cubist to enter into this Agreement and the absence of such provision would have resulted in either (i) a material reduction in the Plan of Arrangement consideration to be paid to the Shareholders or (ii) a failure to induce
Cubist to enter into this Agreement.

                                    ARTICLE 5
                              ADDITIONAL AGREEMENTS

         5.1      INFORMATION CIRCULAR; PERMIT APPLICATION.

         (a) As soon as practicable after the execution of this Agreement, the Company shall prepare, with the cooperation of Cubist, the Information Circular for the Shareholders to approve the Plan of Arrangement, the Acquisition, this Agreement, and the transactions contemplated thereby and hereby. The Information Circular shall constitute a disclosure document for the offer and issuance of the Cubist Common Stock and/or Exchangeable Shares, as the case may be, to be received in connection with the Acquisition. Cubist and the Company shall each use reasonable commercial efforts to cause the Information Circular to comply with applicable Canadian provincial securities laws requirements. Each of Cubist and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Circular, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Circular. The Company will promptly advise Cubist, and Cubist will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or Cubist shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Circular in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Circular shall contain the recommendation of the Board of Directors of Company that the Shareholders approve the Acquisition, this Agreement, the Plan of Arrangement and the transactions contemplated hereby and thereby, and the conclusion of the Board of Directors that the terms and conditions of the Plan of Arrangement and this Agreement are advisable and fair and reasonable to the shareholders of Company.

         (b) As soon as practicable after the execution of this Agreement, Cubist shall prepare, with the cooperation of the Company, the Securities Exemption Applications and will file the Securities Exemption Applications with the Commissions and exercise its commercially reasonable efforts to cause the Commissions to grant the Securities Exemption Orders. Cubist and the Company shall each use commercially reasonable efforts to cause the Securities Exemption Application to comply with the requirements of applicable Canadian provincial and United States federal securities laws. Each of Cubist and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Securities Exemption Application, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Securities Exemption Application. The Company will promptly advise Cubist, and Cubist will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or Cubist shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Securities Exemption

Application in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable Law.

         (c) The obligations of Cubist under this Section 5.1 shall be subject to receipt by Cubist from each holder of Company Shares, Company Options, Company Warrants or Company Convertible Debentures of such information concerning such holder and such holder's business, financial statements and affairs as, in the reasonable judgment of Cubist and its counsel, may be required or appropriate for inclusion in the Securities Exemption Applications.

         5.2 SHAREHOLDER APPROVAL. Company shall promptly and in accordance with the Interim Order take all action necessary in accordance with the BC Company Act and its memorandum and articles or equivalent constituting documents to convene the Company Shareholders Meeting as promptly as reasonably practicable. Company shall consult with Cubist regarding the date of the Company Shareholders Meeting and use all reasonable efforts and shall not postpone or adjourn (other than for the absence of a quorum) the Company Shareholders Meeting without the consent of Cubist or as required by the Interim Order. Company shall use its commercially reasonable efforts to solicit from Shareholders proxies in favor of the Acquisition, this Agreement, the Plan of Arrangement and the transactions contemplated hereby and thereby and shall take all other action necessary or advisable to secure the vote or consent of Shareholders required to effect the Plan of Arrangement.

         5.3 ACCESS TO INFORMATION. Between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement, upon reasonable notice and at times during regular working hours that would not result in material disruption of the business of the Company, the Company shall
(i) give Cubist and Acquisition Sub and their respective officers, employees, accountants, counsel and other agents and representatives full access to all buildings, offices, and other facilities of the Company and its Subsidiaries and, to the extent permitted by law, to all Books and Records of the Company and its Subsidiaries, whether located on the premises of the Company or at another location; (ii) permit Cubist and Acquisition Sub to make such inspections as they may reasonably require; (iii) cause the Company's officers to furnish Cubist and Acquisition Sub such financial, operating, technical and product data and other information with respect to the business and Assets and Properties of the Company and its Subsidiaries as Cubist and Acquisition Sub from time to time may reasonably request to verify the representations and warranties provided herein and for integration planning purposes, including without limitation financial statements and schedules; (iv) allow Cubist and Acquisition Sub the opportunity to interview non-clerical employees and other personnel and Affiliates of the Company with the Company's prior written consent, which consent shall not be unreasonably withheld or delayed; and (v) assist and cooperate with Cubist and Acquisition Sub in the development of integration plans for implementation by Cubist and the Company following the Effective Time; provided, however, that no investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty made by the Company herein.

         5.4 CONFIDENTIALITY. The parties acknowledge that Cubist and Company have previously executed a non-disclosure agreement dated April 13, 2000 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms and will apply to all information exchanged between the parties to this Agreement.

         5.5 EXPENSES. Whether or not the Acquisition is consummated, all fees and expenses incurred in connection with the Acquisition, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties (including the fees of the Escrow Agent, the Shareholders' Representative and the Trustee) and any taxes and fees referred to in Section
5.18 (collectively, "Third Party Expenses") incurred by a Person in connection with the negotiation and effectuation of the terms and conditions of the Acquisition, including this Agreement, the other Acquisition Documents and the transactions contemplated hereby and thereby, shall be the obligation of the respective Person incurring such fees and expenses. In the event that an application is filed pursuant to the HSR Act or the COMPETITION ACT (Canada), the cost of such filing shall be borne one-half by Cubist and one-half by the Company (the "Filing Fees"). Notwithstanding the foregoing, if the Closing occurs and the Acquisition is consummated, the Shareholders shall be required to pay or reimburse the Company at the Closing for all Third Party Expenses and Filing Fees incurred by the Company in excess of $1,020,000.

         5.6 PUBLIC DISCLOSURE. Unless otherwise required by Law (including Canadian and United States federal, provincial or state securities laws), as contemplated by this Agreement, or, as to Cubist, by the rules and regulations of the NASD and the NNM, prior to the Effective Time, no disclosure (whether or not in response to any inquiry) of the existence of any subject matter of, or the terms and conditions of, this Agreement shall be made by any party hereto unless approved by Cubist and the Company prior to release; provided, however, that such approval shall not be unreasonably withheld or delayed. In the event any party is required by law or, as to Cubist, by the rules and regulations of the NASD and the NNM, prior to the Effective Time, to make such a disclosure, then such party shall use its reasonable efforts to consult with the other party as to the timing and content of such disclosure.

         5.7 APPROVALS; ENVIRONMENTAL PERMITS. The Company shall use commercially reasonable efforts to obtain the Approvals from Governmental or Regulatory Authorities or under any of the Contracts or other agreements as may be required in connection with the Acquisition so as to preserve all rights of and benefits to the Company and its Subsidiaries thereunder and Cubist shall provide the Company with such assistance and information as is reasonably required to obtain such Approvals. The Company will obtain prior to the Closing all Environmental Permits that must be obtained in order for the Acquisition Sub and/or the Company to conduct the business of the Company as of or immediately after the Closing as it was conducted immediately prior to the Closing.

         5.8 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Cubist, and Cubist shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company, Cubist or Acquisition Sub respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (ii) any failure of the Company, Cubist or Acquisition Sub as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not limit or otherwise affect any remedies available to the party receiving such notice.

         5.9 POOLING OF INTERESTS ACCOUNTING. The Company, Cubist and Acquisition Sub shall each use their commercially reasonable efforts to cause the Acquisition to be accounted for as a Pooling of Interests from and after the Effective Time. The Company and Cubist shall each use their commercially reasonable efforts to cause their respective employees, directors, shareholders, Affiliates and Associates not to take any action that would adversely affect the ability of Cubist to account for the Acquisition as a Pooling of Interests from and after the Effective Time.

         5.10 COMPANY AFFILIATE AGREEMENTS. Schedule 5.10 sets forth those persons who, in the Company's reasonable judgment, are or may be "affiliates" of the Company, as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 under the Securities Act and used in and for purposes of the SEC's Accounting Series Releases Nos. 130 and 135, as amended (the "Company Affiliates"). The Company shall provide Cubist such information and documents as Cubist shall reasonably request for purposes of reviewing such list. The Company shall use its commercially reasonable efforts to deliver or cause to be delivered to Cubist on or prior to the Closing from each of the Company Affiliates, an executed affiliate agreement in the form attached hereto as EXHIBIT H-1 (a "Company Affiliate Agreement").

         5.11 CUBIST AFFILIATE AGREEMENTS. Schedule 5.11 sets forth those persons who, in Cubist's reasonable judgment, are or may be "affiliates" of Cubist as such term is used in and for purposes of the SEC's Accounting Series Releases Nos. 130 and 135, as amended (the "Cubist Affiliates"). Cubist shall use its commercially reasonable efforts to deliver or cause to be delivered to Cubist prior to the Closing from each of the Cubist Affiliates, an executed affiliate agreement in the form attached hereto as EXHIBIT H-2 (a "Cubist Affiliate Agreement").

         5.12 ADDITIONAL AFFILIATE AGREEMENTS. Each of the Company and Cubist agrees that if any Person would have been a Company Affiliate or Cubist Affiliate had such Person been a shareholder of the Company or Cubist, respectively, as of the date of this Agreement, the Company or Cubist, as appropriate, shall use commercially reasonable efforts to cause such person to execute and deliver to the Company or Cubist a Company Affiliate Agreement or Cubist Affiliate Agreement, as appropriate, promptly upon such Person attaining such status.

         5.13 FORM S-8. Cubist shall file a registration statement on Form S-8 for the shares of Cubist Common Stock issuable with respect to the assumed Company Options and related stock option plan as soon as reasonably practicable following the 75th day after the Effective Time, but in any event at least within ninety (90) days after the Effective Time, to the extent the shares of Cubist Common Stock issuable upon exercise of such Company Options qualify for registration on Form S-8.

         5.14 NNM LISTING OF ADDITIONAL SHARES APPLICATION. Cubist shall use its commercially reasonable efforts to cause to be authorized for listing on the NNM upon official notice of issuance the shares of Cubist Common Stock issuable at the Effective Time, pursuant to the Plan of Arrangement, issuable upon exchange of Exchangeable Shares and issuable upon exercise or conversion of Replacement Options, Replacement Warrants and Replacement Convertible Debentures.

         5.15 COMPANY'S AUDITORS. The Company will use commercially its best efforts to cause its management and its independent auditors to facilitate on a timely basis (i) the preparation of financial statements (including pro forma financial statements if required) as required by Cubist to comply with applicable SEC regulations, (ii) the review of any Company audit or review work papers for up to the past three (3) complete fiscal years, including the examination of selected interim financial statements and data and (iii) the delivery of such representations from the Company's independent accountants as may be reasonably requested by Cubist or its accountants.

         5.16 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things (including, but not limited to, all action reasonably necessary to seek and obtain any and all consents and approvals of any Government or Regulatory Authority or Person; provided, however, that Cubist shall not be obligated to consent to any divestitures or operational limitations or activities in connection therewith and no party shall be obligated to make a payment of money as a condition to obtaining any such condition or approval) as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

         5.17 PURCHASER QUESTIONNAIRES. The Company shall use commercially reasonable efforts to cause each Shareholder that has elected pursuant to the Plan of Arrangement to receive Exchangeable Shares in the Acquisition to execute and deliver a Purchaser Questionnaire in form and substance satisfactory to Cubist (each a "Purchaser Questionnaire") prior to the Closing.

         5.18 CONVEYANCE TAXES. Cubist and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time.

         5.19 VOTING AGREEMENTS. To the extent not obtained prior to the date hereof, the Company shall use its best efforts to obtain Voting Agreements representing at least seventy-five percent (75%) of the voting power of each class of Company Shares outstanding immediately prior to the Closing to vote such Company Shares in favor of the transactions contemplated hereby, including, without limitation, the Acquisition.

         5.20 SHAREHOLDERS' AGREEMENT. The Company shall use commercially reasonable efforts to cause each Shareholder to execute and deliver a counterpart signature page to the Shareholders' Agreement prior to the Closing.

         5.21 ANTITRUST NOTIFICATION. To the extent required by the HSR Act, each of the Parties will file within ten (10) days following the date hereof with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required for the transactions contemplated hereby and any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act and will comply in all material respects with the requirements of the HSR Act. Similarly, to the extent required by the Competition Act (Canada) or the Investment Canada Act, the parties will file within ten (10) days any pre-notification required for the transactions contemplated hereby, and any supplemental or additional material reasonably required and shall otherwise comply with the Competition Act and the Investment Canada Act. The parties shall deliver to each other copies of all filings, correspondence and orders to and from all Governmental and Regulatory Authorities in connection with the transactions contemplated hereby.

         5.22 ACQUISITION DOCUMENTS. The Company shall use its best efforts to cause each Acquisition Document to be executed and delivered by the parties thereto prior to the Closing.

         5.23 DISCLOSURE SUPPLEMENTS. From time to time before the Closing, each of Cubist, Acquisition Sub and the Company shall be entitled to advise the others in writing of any matter occurring after the date hereof that, had it occurred prior to the date hereof, would have been required to be set forth or described in any of the disclosure schedules attached to this Agreement. No such supplemental disclosure will be taken into account in determining whether the conditions to (i) in the case of any such supplemental disclosure by Cubist and Acquisition Sub, the obligations of the Company, and (ii) in the case of any such supplemental disclosure by the Company, the respective obligations of Cubist and Acquisition Sub, to consummate the transactions contemplated by this Agreement have been satisfied. In addition, unless and until the Acquisition is consummated, no such supplemental disclosure will be taken into account in determining whether any of the representations and warranties made in this Agreement by the party making such supplemental disclosure have been breached. The fact that any supplemental disclosure is made by any party hereto pursuant to this Section 5.23 shall in no way diminish or in any way limit the right of the other parties hereto to terminate this Agreement pursuant to Section 8 hereof prior to the Effective Time or, unless or until the Acquisition is consummated, to exercise any and all of the rights and obtain any and all remedies that such party shall otherwise be entitled to exercise and obtain in connection with any breach of any representation and warranty made in this Agreement by the party making such supplemental disclosure. If the Acquisition is consummated, then for purposes of the Shareholders' Agreement and the Escrow Agreement, such supplemental disclosures pursuant to this Section 5.23 will be deemed to have been made as of the date hereof, and no claim may be made against the Escrow Fund pursuant to the Shareholders' Agreement or the Escrow Agreement by reason of the fact that such disclosure was not made on the date hereof.

         5.25 FILING POOLED RESULTS. Cubist shall use commercially reasonable efforts to publish no later than sixty (60) days after the end of the first month after the Effective Time in which there are at least thirty (30) days of post-Acquisition combined operations, as contemplated by and in accordance with terms of SEC Accounting Series Release No. 135.

         5.26 BREAKUP FEE. In the event that (A) a special meeting of the Shareholders to consider and vote upon the Plan of Arrangement is not called or such a vote is not taken before November 15, 2000, or (B) at the proposed meeting of the Shareholders to consider and vote upon the Plan of Arrangement, the Shareholders fail to approve this Agreement, the Plan of Arrangement and the transactions contemplated hereby and thereby by the requisite vote, then the Company shall immediately upon a termination of this Agreement pay Cubist a break-up fee in the amount of Four Million Dollars (US$4,000,000).

         5.27 PREPARATION OF APPLICATIONS FOR CLEARANCE CERTIFICATES. Within seven days of the date of this Agreement, the Company and its KPMG, LLP shall prepare an application for a Clearance Certificate on behalf of each Shareholder who is a Non-Resident Person. Each such application shall be duly prepared and completed by the Company and KPMG, LLP and mailed to the applicable Shareholder for signature no later than the 7th day following the date of this Agreement. Each Shareholder that is a Non-Resident Person shall be requested to return the signed application, together with any supplementary information which may be required, to KPMG, LLP no later than the 14th day following the date of this Agreement. The Company shall cause KPMG, LLP to file each such application with the appropriate taxing authority as soon as reasonably possible after KPMG, LLP's receipt thereof, and to provide each such Shareholder with any related request or other communication from the taxing authority on receipt thereof, with a view to obtaining the Clearance Certificate. Notwithstanding the foregoing, it shall be the sole responsibility of each applicable Shareholder to obtain such Clearance Certificate, and neither the Company nor KPMG, LLP shall be liable in the event that any Clearance Certificate is not issued, or is not timely issued, by the taxing authority.


                                    ARTICLE 6
                       CONDITIONS TO THE ACQUISITION TO BE
                       EFFECTED BY THE PLAN OF ARRANGEMENT

         6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE ACQUISITION. The respective obligations of each party to this Agreement to effect the Acquisition shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any of which may be waived, in writing, by agreement of the parties hereto:

         (a) GOVERNMENTAL AND REGULATORY APPROVALS. Approvals from any Governmental or Regulatory Authority (if any) necessary to consummate the Acquisition, including the Interim Order, the Final Order contemplated by the Plan of Arrangement and the Securities Exemption Order, shall have been timely obtained.

         (b) NO INJUNCTIONS OR REGULATORY RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or Governmental or Regulatory Authority or other legal or regulatory restraint or prohibition preventing the consummation of the Acquisition shall be in effect; nor shall there be any action taken by a Governmental or Regulatory Authority, or any Law or Order enacted, entered, enforced or deemed applicable to the Acquisition or the other transactions contemplated by the terms of the Agreement that would prohibit the consummation of the Acquisition or which would permit consummation of the Acquisition only if certain divestitures were made or if Cubist were to agree to limitations on its business activities or operations.

         (c) SHAREHOLDER APPROVAL. The Plan of Arrangement shall have been approved by the requisite votes of the Company's shareholders in accordance with the BC Company Act and the Interim Order.

         (d) NNM LISTING. The shares of Cubist Common Stock issued at the Effective Time or issuable upon exchange of the Exchangeable Shares or upon exercise or conversion of Replacement Options, Replacement Warrants and Replacement Convertible Debentures and such other shares required to be reserved for issuance in connection with the Plan of Arrangement shall have been authorized for listing on the NNM upon official notice of issuance.

         (e) SECURITIES EXEMPTION ORDERS. The Commissions shall have granted the Securities Exemption Orders.

         (f) ANTITRUST WAITING PERIODS. Any waiting period (and any extension thereof) applicable to the consummation of the Acquisition under the HSR Act, the COMPETITION ACT (Canada) or the Investment Canada Act shall have expired or terminated.

         6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Acquisition shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

         (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Cubist and Acquisition Sub in this Agreement shall be true and correct in all material respects when made and on and as of the Effective Time as though such representation or warranty was made on and as of the Effective Time, and any representation or warranty made as of a specified date earlier than the Effective Time shall also have been true and correct in all material respects on and as of such earlier date, without giving effect to any supplemental disclosure pursuant to Section 5.23 hereof.

         (b) PERFORMANCE. Cubist and Acquisition Sub shall have performed and complied with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Cubist and Acquisition Sub at or before the Effective Time.

         (c) OFFICERS' CERTIFICATES. Cubist and Acquisition Sub shall have delivered to the Company the following certificates dated the Closing Date

                  (i) a certificate executed by their respective President and Chief Executive Officers certifying that the conditions referred to in 6.2(a) and (b) have been satisfied; and

                  (ii) a certificate executed by their respective Secretaries certifying to each party's respective director and shareholder votes, if required, memorandum, articles of incorporation, by-laws (if applicable) and incumbency.

         (d) LEGAL OPINION. The Company and the Shareholders shall have received a legal opinion from Bingham Dana LLP and/or Davis & Company, legal counsel to Cubist, as to the matters set forth on EXHIBIT I hereto.

         (e) VOTING AND EXCHANGE TRUST AGREEMENT. Cubist and Acquisition Sub and the Trustee shall have executed and delivered the Voting and Exchange Trust Agreement.

         (f) SUPPORT AGREEMENT. Cubist and Acquisition Sub shall have executed and delivered the Parent Support Agreement.

         (g) NO DIVESTITURE FOR LESS THAN FAIR VALUE. There shall not have been any action taken, or any Law or Order enacted, promulgated or issued or deemed applicable to the Acquisition, by any Governmental or Regulatory Authority, which would compel Cubist or Acquisition Sub to dispose of or separate all or a substantial portion of the Assets and Properties of the Company as a result of the Acquisition for a purchase price less than fair value of such Assets or Properties so divested.

         6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF CUBIST AND ACQUISITION SUB. The obligations of Cubist and Acquisition Sub to effect the Acquisition shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Cubist:

         (a) REPRESENTATIONS AND WARRANTIES OF COMPANY. Each of the representations and warranties made by the Company in this Agreement shall be true and correct in all material respects when made and on and as of the Effective Time as though such representation or warranty was made on and as of the Effective Time and provided, however, that any representation or warranty made as of a specified date earlier than the Effective Time shall also have been true and correct in all material respects on and as of such earlier date, without giving effect to any supplemental disclosure pursuant to Section 5.23 hereof.

         (b) PERFORMANCE. The Company shall have performed and complied with in all material respects each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company on or before the Effective Time.

         (c) OFFICERS' CERTIFICATES. The Company shall have delivered to Cubist a certificate, dated the Closing Date and executed by each of its Director of Finance & Administration, Treasurer and Vice President, Research, dated the Closing Date certifying that the conditions referred to in sections 6.3(a) and
(b) have been satisfied and executed by the Secretary of the Company certifying as to director and shareholder votes, if required, articles of incorporation, by laws and incumbency.

         (d) REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS; SHAREHOLDER CERTIFICATE. Each of the representations and warranties made by each of the Shareholders in the Shareholders' Agreement shall be true and correct in all material respects when made and on and as of the Effective Time as though such representation or warranty was made on and as of the Effective Time and provided, however, that any representation or warranty made by such Shareholder as of a specified date earlier than the Effective Time shall also have been true and correct in all material respects on and as of such earlier date. Each Shareholder who shall have executed and delivered the Shareholders' Agreement as of the date hereof shall have delivered to Cubist a certificate, dated the Closing Date, certifying that the condition referred to in forgoing sentence has been satisfied.

         (e) POOLING LETTERS. Cubist shall have received letters, dated as of the Closing Date, addressed to Cubist in form and substance reasonably acceptable to Cubist from PricewaterhouseCoopers LLP to the effect that such firm is not aware of any matters relating to Cubist and its Subsidiaries which would preclude Cubist and its Subsidiaries from being a party to a transaction to be accounted for as a Pooling of Interest and regarding the appropriateness of Pooling of Interests accounting for the Acquisition if closed and consummated in accordance with this Agreement. Cubist and the Company shall have received letters, dated as of the Closing Date, addressed to Cubist and the Company, in form and substance reasonably acceptable to Cubist and the Company, from KPMG LLP to the effect that such firm is not aware of any matters relating to the Company and its Subsidiaries which would preclude the Company and its Subsidiaries from being a party to a transaction to be accounted for as a Pooling of Interests.

         (f) LEGAL OPINION. Cubist shall have received a legal opinion from Latham & Watkins and/or Stikeman Elliot, legal counsel to the Company, as to the matters set forth on EXHIBIT J hereto. In addition, Cubist shall have received a legal opinion from Davis & Company, legal counsel to Cubist, pertaining to the nature of the proceedings of the Court in considering the approval of the Arrangement pursuant to the BC Company Act; PROVIDED, that if Davis & Company does not render such opinion, this condition shall nonetheless be deemed satisfied if Stikeman Elliot renders such opinion to Cubist (it being agreed that Cubist and the Company shall each provide reasonable cooperation, including making reasonable representations to Stikeman Elliot or Davis & Company, as the case may be, to enable them to render such opinion).

         (g) NON-COMPETITION AGREEMENTS; ASSIGNMENT OF INVENTIONS, NONDISCLOSURE AND NON-COMPETITION AGREEMENTS. Each of the persons listed on Schedule 6.3(g) shall have executed and delivered to Cubist a non-competition agreement substantially in the form attached hereto as EXHIBIT G (a "Non-Competition Agreement"), and all of such Non-Competition Agreements shall be in full force and effect. Each of the employees of the Company shall have executed and delivered to Cubist an agreement substantially in the form of Cubist's standard agreement concerning the assignment of inventions, nondisclosure of confidential information and covenants not to compete against Cubist.

         (h) LIMITATION ON DISSENT. Holders of no more than 5.0% of the aggregate number of Company Shares outstanding immediately prior to the Effective Time shall have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Plan of Arrangement.

         (i) THIRD PARTY CONSENTS. Cubist shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals and waivers listed in Section 2.5 of the Disclosure Schedule, except where the failure to obtain any such consent would not have a material adverse effect on the Business and Conditions of Cubist, Acquisition Sub or the Company.

         (j) AFFILIATE AGREEMENTS. Each Company Affiliate shall have executed and delivered to Cubist a Company Affiliate Agreement, and such agreements shall be in full force and effect.

         (k) RESIGNATION OF DIRECTORS AND OFFICERS. The directors and officers of the Company in office immediately prior to the Effective Time shall have resigned as directors and officers of the Company effective immediately following the Effective Time.

         (l) ESCROW AGREEMENT. The Shareholders' Representative and the Escrow Agent shall have executed and delivered to Cubist the Escrow Agreement.

         (m) SHAREHOLDERS' AGREEMENT. Shareholders owning Company Shares that represent, in the aggregate and on an as-converted basis, at least seventy-five percent (75%) of the Number of Fully Diluted Company Common Shares shall have executed and delivered to Cubist a counterpart signature page to the Shareholders' Agreement, and the Shareholders' Agreement shall remain in full force and effect.

         (n) SECURITIES LAW COMPLIANCE. On or prior to the Closing Date, Cubist shall have received evidence satisfactory to Cubist that, as of the Closing Date, there shall not be more than 35 Shareholders that (i) have elected pursuant to the Plan of Arrangement to receive Exchangeable Shares in the Acquisition, (ii) are "U.S. Persons" (as defined in Regulation S under the Securities Act) and (iii) are not "accredited investors" (as defined in Rule 501 of Regulation D under the Securities Act).

         (o) PURCHASER QUESTIONNAIRES. Each Shareholder that has elected pursuant to the Plan of Arrangement to receive Exchangeable Shares in the Acquisition shall have executed and delivered a Purchaser Questionnaire to Cubist, and such Purchaser Questionnaire must be complete and accurate as of the Effective Time.

         (p) ENVIRONMENTAL PERMITS. The Company shall have obtained prior to the Closing all Environmental Permits that must be obtained in order for the Acquisition Sub and/or the Company to conduct the business of the Company as of or immediately after the Closing as it was conducted immediately prior to the Closing.

         (q) CLEARANCE CERTIFICATES. Each Shareholder who is a Non-Resident Person that elects to receive shares of Cubist Common Stock pursuant to the Acquisition in exchange for such Shareholders' Company Shares shall have delivered to Cubist, at or prior to the Closing, a Clearance Certificate having a Certificate Limit not less than the fair market value of such shares of Cubist Common Stock at the Effective Time. Each Shareholder who is a Non-Resident Person that elects to receive Exchangeable Shares pursuant to the Acquisition in exchange for such Shareholder's Company Shares shall have delivered to the Acquisition Sub, at or prior to the Closing, a Clearance Certificate having a Certificate Limit not less than the fair market value of such Exchangeable Shares at the Effective Time.

         (r) DISCHARGE OF LIENS. The Company shall have delivered to Cubist all agreements, instruments and documents (each in appropriate form, duly completed and executed by the appropriate Person) necessary or required in order to discharge all Liens, other than Permitted Liens and those Liens listed on
Schedule 2.14 of the Disclosure Schedule, existing at the time of the Closing on any and all of the assets or properties of the Company or any of its Subsidiaries.

         (s) CERTIFICATE OF CALCULATION OF EXCHANGE RATIOS. Each of the Director of Finance of the Company and the Shareholders' Representative shall have completed, executed and delivered to Cubist the certificate required pursuant to
Section 2.1(l) of the Plan of Arrangement.

                                    ARTICLE 7
                                 INDEMNIFICATION

         7.1 INDEMNIFICATION BY CUBIST AND ACQUISITION SUB. Subject to the limitations set forth in Section 7.5 hereof, Cubist and Acquisition Sub, jointly and severally, will indemnify, defend, and hold harmless the Company and each of its directors, officers, employees, agents, representatives and other Affiliates (the "Company Indemnified Parties"), from and against any and all Damages related to or arising, directly or indirectly, out of or in connection with any breach by Cubist and/or Acquisition Sub of any representation, warranty, covenant, agreement, obligation, or undertaking made by Cubist and/or Acquisition Sub in this Agreement (including any schedule or exhibit hereto).

         7.2 INDEMNIFICATION BY THE COMPANY. Subject to the limitations set forth in Section 7.5 hereof, the Company will indemnify, defend, and hold harmless Cubist, Acquisition Sub and each of their respective directors, officers, employees, agents, representatives, and other Affiliates (the "Cubist Indemnified Parties," and together with the Company Indemnified Parties, the "Indemnified Parties"), from and against any and all Damages related to or arising, directly or indirectly, out of or in connection with any breach by the Company of any representation, warranty, covenant, agreement, obligation, or undertaking made by the Company in this Agreement (including any schedule or exhibit hereto).

         7.3      CLAIMS.

                  (a) All claims for indemnification by an Indemnified Party pursuant to this Article 7 shall be made in accordance with the provisions of this Article 7.

                  (b) If an Indemnified Party has incurred or suffered Damages for which it is entitled to indemnification under this Article 7, such Indemnified Party shall, prior to the expiration of the representation, warranty, covenant or agreement to which such claim relates, give prompt written notice of such claim (a "Claim Notice") to the Company, in the case of a claim by a Cubist Indemnified Party, or to Cubist and Acquisition Sub, in the case of a claim by a Company Indemnified Party (in either case, the "Indemnifying Party"). Each Claim Notice shall state the amount of claimed Damages (the "Claimed Amount"), if known, and the basis for such claim.

                  (c) Within 20 days after delivery of a Claim Notice, the Indemnifying Party shall provide to the Indemnified Party a written response (the "Response Notice") in which the Indemnifying Party shall:
         (i) agree that all of the Claimed Amount is owed to the Indemnified Party, (ii) agree that part, but not all, of the Claimed Amount (the "Agreed Amount") is owed to the Indemnified Party, or (iii) contest that any of the Claimed Amount is owed to the Indemnified Party. The Indemnifying Party may contest the payment of all or a portion of the Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Damages for which the Indemnified Party is entitled to indemnification under this Article 7. If no Response Notice is delivered by the Indemnifying Party within such 20-day period, the Indemnifying Party shall be deemed to have agreed that all of the Claimed Amount is owed to the Indemnified Party.

                  (d) If the Indemnifying Party in the Response Notice agrees (or is deemed to have agreed) that all of the Claimed Amount is owed to the Indemnified Party, the Indemnifying Party shall owe to the Indemnified Party an amount equal to the Claimed Amount to be paid in the manner set forth in this Article 7. If the Indemnifying Party in the Response Notice agrees that part, but not all, of the Claimed Amount is owed to the Indemnified Party, the Indemnifying Party shall owe to the Indemnified Party an amount equal to the Agreed Amount set forth in such Response Notice to be paid in the manner set forth in this Article 7. If there is a dispute as to all or any portion of any Claimed Amount, the Indemnifying Party and Indemnified Party and/or their representatives shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to such Claimed Amount or to the portion thereof in dispute. If the Indemnifying Party and Indemnified Party should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. If no such agreement can be reached after such good faith negotiation, either Indemnifying Party or Indemnified Party may, by written notice to the other, commence legal proceedings to settle the dispute.

         7.4 PAYMENT OF CLAIMS. An Indemnifying Party shall make payment of any portion of any Claimed Amount that such Indemnifying Party has agreed in a Response Notice that it owes to an Indemnified Party or that such Indemnifying Party is deemed to owe pursuant to the provisions of Article 7.3(c) hereof, said payment to be made within thirty (30) days after such Response Notice is delivered by such Indemnifying Party or should have been delivered by such Indemnifying Party, as the case may be. An Indemnifying Party shall make payment of any portion of any disputed Claimed Amount within five (5) days following the resolution of the dispute by the Indemnified Party and Indemnifying Party or by a court of competent jurisdiction, as the case may be.

         7.5      LIMITATIONS OF LIABILITY.

                  (a) THRESHOLD. No Indemnifying Party will be required to indemnify an Indemnified Party hereunder with respect to any Damages arising on account of or related to any breach of a representation or warranty until such time as the aggregate amount of Damages for which (i) the Cubist Indemnified Parties, on the one hand, or (ii) the Company Indemnified Parties, on the other hand, are otherwise entitled to indemnification pursuant to this Article 7 exceeds $300,000, whereupon such Indemnified Party will be entitled to indemnification for the full amount of all such Damages, without regard to such threshold amount.

                  (b) NO SURVIVAL FOLLOWING CLOSING. Following the Closing, no Indemnified Party shall have the right to make any claim for indemnification under this Article 7 and no Indemnifying Party shall have any obligation to indemnify any Indemnified Party under this Article 7.

                  (c) TAX AND INSURANCE BENEFITS. The amount of any Damages otherwise payable to any Indemnified Party hereunder will be reduced (i) to the extent that such Indemnified Party actually realizes, by reason of such Damages, any tax benefit that is not offset by any corresponding adjustment of the tax attributes of such Indemnified Party or any of his or its assets (e.g., any tax deduction available to such Indemnified Party in respect of such Damages will not be deemed to result in a tax benefit to such Indemnified Party to the extent that such deduction results in a decrease in such Indemnified Party's tax basis in any securities or other assets), and (ii) by any insurance proceeds actually received by such Indemnified Party in respect thereof, to the extent that such reduction is permitted without reduction of the amount of such proceeds payable under the applicable insurance policy.

                  If any Indemnified Party recovers any amount from any insurer after payment to such Indemnified Party by one or more Indemnifying Parties of all Damages suffered or incurred by such Indemnified Party in respect of the matters to which such insurance payment relates, then such Indemnified Party will promptly pay over to such Indemnifying Parties the amount so recovered, to the extent not in excess of the amount previously paid by such Indemnifying Party to such Indemnified Party in respect of such matter.

         7.6 SUBROGATION. An Indemnifying Party who indemnifies an Indemnified Party pursuant to this Article 7 will, upon indefeasible payment in full of the amount owed with respect to such matter pursuant to this Article 7, be subrogated to the extent of such payment to the rights of such Indemnified Party against all other persons in respect of the matter for which such indemnification payment was made, to the extent permitted by applicable insurance policies of such Indemnified Party, and upon such subrogation may assert such rights against such other persons.

         7.7 EXCLUSIVE REMEDIES. (a) Subject to the provision of 7.7(b) and 7.7(c) below, the parties acknowledge and agree that their sole and exclusive remedies in respect of any and all claims relating to any breach or purported breach of any representation, warranty, covenant, agreement, obligation, or undertaking contained in this Agreement (including any schedule or exhibit hereto), or any other agreement, instrument, certificate, or other document delivered by or on behalf of any party hereto or a Shareholder in connection with this Agreement, the Acquisition, or any of the other transactions contemplated hereby will be pursuant to the indemnification provisions of this
Article 7.

         (b) Notwithstanding the generality of the foregoing, nothing in this
Section 7.7 shall be construed to limit the non-monetary equitable remedies of any party in respect of any breach by any other party of any covenant or other agreement contained in this Agreement or in any agreement, document or instrument delivered pursuant to this Agreement.

         (c) The parties acknowledge and agree that, if the Closing occurs and the Acquisition is consummated, the sole and exclusive remedies of any and all of the Cubist Indemnified Parties in respect of any and all claims relating to any breach or purported breach of any representation, warranty, covenant, agreement, obligation, or undertaking contained in this Agreement (including any schedule or exhibit hereto), or any other agreement, instrument, certificate, or other document delivered by or on behalf of any party hereto or a Shareholder in connection with this Agreement, the Acquisition, or any of the other transactions contemplated hereby will be pursuant to the Escrow Agreement and the indemnification provisions of the Shareholders' Agreement.

         7.8 INDEMNIFICATION OBLIGATIONS OF THE SHAREHOLDERS. By virtue of the adoption of this Agreement and the approval of the Acquisition by the Shareholders, the Shareholders shall be required, if the Closing occurs and the Acquisition is consummated, to indemnify Cubist, Acquisition Sub, the Company and each of their respective directors, officers, employees, agents, representatives, and other Affiliates with respect to certain matters as shall be set forth in the Shareholders Agreement. The terms and conditions of such indemnification obligation of the Shareholders shall be set forth in the Shareholders Agreement and the Escrow Agreement, and shall be treated as if such terms and conditions were an integral part of the Acquisition such that they are binding on all of the Shareholders to the same extent as any other term or condition applicable or pertaining to the Acquisition that is set forth in the Plan of Arrangement. The terms and conditions of such indemnification obligation of the Shareholders under the Shareholders Agreement and the Escrow Agreement shall be binding on each Shareholder, regardless of whether such Shareholder is a party to the Shareholders Agreement or voted in favor of the Acquisition. Notwithstanding the foregoing provisions of this Section 7.8 or any provision of the Shareholders Agreement to the contrary, (i) the provisions of this Section
7.8 shall not apply to any Shareholder that properly perfects his statutory dissenter's rights pursuant to, and in accordance with, the provisions of
Article 3 of the Plan of Arrangement and (ii) in no event shall any Shareholder that is not a party to the Shareholders Agreement have any personal liability for any indemnification obligation that arises under the Shareholders Agreement (it being understood that the sole recourse against such Shareholder to satisfy any indemnification obligation of such Shareholder under the Shareholders Agreement shall be to make a claim against the Escrow Fund pursuant to, and in accordance with, the provisions of the Shareholders Agreement and the Escrow Agreement).

                                    ARTICLE 8
                        TERMINATION, AMENDMENT AND WAIVER

         8.1 TERMINATION. Except as provided in Section 8.2 below, this Agreement may be terminated and the Acquisition abandoned at any time prior to the Effective Time:

         (a) by mutual agreement of the Company, Cubist and Acquisition Sub;

         (b) by Cubist or the Company if: (i) the Effective Time has not occurred before 5:00 p.m. (Boston Time) on November 15, 2000 or on such later date as the parties hereto may mutually agree (provided, however, that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; and provided further, that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to the Company if the failure of any Shareholder of the Company to fulfill any obligation under a Voting Agreement to which such Shareholder is a party, or the failure of the Shareholder Representative to execute and deliver the Escrow Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a Canadian or United States federal or provincial or state court in effect preventing consummation of the Acquisition; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any Governmental or Regulatory Authority that would make consummation of the Plan of Arrangement illegal;

         (c) by Cubist if there shall be any action taken, or any Law or Order enacted, promulgated or issued or deemed applicable to the Acquisition, by any Governmental or Regulatory Authority, which would compel Cubist or Acquisition Sub to dispose of or hold separate all or a substantial portion of the Assets and Properties of the Company as a result of the Acquisition;

         (d) by Cubist if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and (i) the Company has not cured such breach within fifteen (15) days following receipt by the Company of written notice of such breach or is not using its reasonable efforts to cure such breach after written notice of such breach to the Company (provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured) and (ii) as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied;

         (e) by the Company if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Cubist or Acquisition Sub and (i) Cubist has not cured such breach within fifteen (15) days following receipt by Cubist of written notice of such breach or is not using its reasonable efforts to cure such breach after written notice of such breach to Cubist (provided, however, that no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied; or

         (f) by Cubist, if, within seven days after the Court issues the Interim Order, Cubist has not received Voting Agreements executed by Shareholders who, collectively, own Company Shares having voting power sufficient to approve the Acquisition at the

Company Shareholders' Meeting by the requisite votes in accordance with the BC Company Act and the Interim Order; and

         (g) by Cubist, if the Acquisition shall not have been approved at the Company Shareholders Meeting by the requisite votes of the Company's shareholders in accordance with the BC Company Act and the Interim Order.

         8.2 EFFECT OF TERMINATION. In the event of a valid termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Cubist, Acquisition Sub or the Company, or their respective officers, directors or shareholders or Affiliates or Associates; provided, however, that, subject to the following sentence, each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.4, 5.5, and 8.2, and Articles 7, 9 and 10 of this Agreement shall remain in full force and effect and survive any termination of this Agreement. In the event of a valid termination of this Agreement as provided in Section 8.1, the maximum amount of liability of any party for any breach of any representation or warranty made by such party pursuant to this Agreement prior to its termination shall be Four Million Dollars ($4,000,000).

         8.3 AMENDMENT. Except as is otherwise required by applicable law after the Shareholders approve the Acquisition and this Agreement, this Agreement may be amended by the parties hereto at any time before the Effective Time by execution of an instrument in writing signed by of each of the parties hereto and after the Effective Time by execution of an instrument in writing signed by Cubist and the Company; provided, however, the terms of Section 1.3 shall not be amended without the express written consent of the Shareholders' Representative. Notwithstanding anything herein to the contrary, all amendments to the Plan of Arrangement and the rights, privileges and restrictions of the Exchangeable Shares set forth in APPENDIX A of the Plan of Arrangement shall be governed by the specific amendment provisions set forth in the Plan of Arrangement and APPENDIX A of the Plan of Arrangement, respectively.

         8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, Cubist, Acquisition Sub and the Company may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and
(iii) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by such party.

                                    ARTICLE 9
                            MISCELLANEOUS PROVISIONS

         9.1 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

                  If to Cubist or Acquisition Sub to:

                  Cubist Pharmaceuticals, Inc.
                  24 Emily Street
                  Cambridge, MA  02139
                  Facsimile No.:  (617) 234-5592
                  Attn: President and Chief Executive Officer

                  with a copy to:

                  Bingham Dana LLP
                  150 Federal Street
                  Boston, MA 02110
                  Facsimile No.: (617) 951-8736
                  Attn:    Julio E. Vega, Esq.,
                           Matthew J. Cushing, Esq.

                  and

                  Davis & Company
                  2800 Park Place
                  666 Burrard St.
                  Vancouver, B.C., V6C 2Z7
                  Facsimile No.:    (604) 687-1612
                  Attn:    Albert J. Hudec, Esq.

                  If to the Company to:

                  TerraGen Discovery, Inc.
                  Suite 300-2386 East Mall - UBC
                  Vancouver, BC, Canada  V6T 123
                  Facsimile No.:  (604) 221-8881
                  Attn: Director of Finance and Administration

                  with a copy to:

                  Latham & Watkins
                  701 B Street, Suite 2100
                  San Diego, CA  92101-8197
                  Facsimile No.:  (619) 696-7419
                  Attn:  David A. Hahn, Esq.

                  and

                  Stikeman Elliot
                  Suite 1700 Park Place
                  666 Burrard Street
                  Vancouver, BC, Canada  V6C 2X8
                  Facsimile No.:  (604) 681-1825
                  Attn:  Neville McClure, Esq.

                  If to the Shareholders' Representative:

                  MDS Capital Corp.
                  555 West 8th Avenue
                  Suite 305
                  Vancouver, BC V5Z 1C6
                  Attn: Mr. Darrell Elliott
                  Telecopier No.:  (604) 872-2977

                  with a copy sent at the same time and by the same means to:

                  MDS Capital Corp.
                  100 International Boulevard
                  Toronto, Ontario M9W 6J6
                  Attn: Mr. Graysanne Bedell
                  Telecopier No.:  (416) 213-4232


All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section, be deemed given upon facsimile confirmation, (iii) if delivered by mail in the manner described above to the address as provided for in this Section, be deemed given on the earlier of the third Business Day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided in this Section, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         9.2 ENTIRE AGREEMENT; TERMINATION OF LETTER OF INTENT. This Agreement, together with all exhibits hereto, and the Acquisition Documents supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof. Each party agrees that except for the representations and warranties contained in this Agreement or any Acquisition Document no party hereto makes any other representation and warranty, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents or advisors, with respect to the execution and delivery of this Agreement or any other Acquisition Document or the transactions contemplated hereby or thereby, notwithstanding the delivery or disclosure to the other of any documentation or other information with respect to the foregoing. Upon the execution of this Agreement and without any further action on behalf of the Company or Cubist, the Letter of Intent dated June 19, 2000 between the Company and Cubist shall be terminated in all respects.

         9.3 FURTHER ASSURANCES; POST-CLOSING COOPERATION. At any time or from time to time after the Closing, the parties shall execute and deliver to the other party such other documents and instruments, provide such materials and information and take such other actions as the other party may reasonably request to consummate the transactions contemplated by this Agreement and otherwise to cause the other party to fulfill its obligations under this Agreement and the transactions contemplated hereby. Each party agrees to use commercially reasonable efforts to cause the conditions to its obligations to consummate the Acquisition to be satisfied.

         9.4 WAIVER. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

         9.5 THIRD PARTY BENEFICIARIES. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity under Article 7 and the holders of Company Shares and Company Options immediately before the Effective Time for purposes of enforcing Cubist's obligations under 5.13.

         9.6 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party without the prior written consent of the other parties and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         9.7 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         9.8 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         9.9 GOVERNING LAW. Except for the provisions of the Plan of Arrangement that are governed by the BC Company Act, this Agreement shall be governed by and construed in accordance with the domestic laws of the Commonwealth of Massachusetts, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Massachusetts. Cubist, Acquisition Sub and the Company each hereby irrevocably submits to the jurisdiction of any of the courts of the Commonwealth of Massachusetts in any action arising out of or relating to this Agreement, and Cubist, Acquisition Sub and the Company each hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such courts. Cubist, Acquisition Sub and the Company each hereby waives the defense of inconvenient forum to the maintenance of such action or proceeding. Cubist, Acquisition Sub and the Company each hereby irrevocably consent to the service of copies of any process which may be served in any such action or proceeding by certified mail, return receipt requested, or by delivery of a copy of such process to the Company or Cubist, as the case may be, at its address specified in Section 9.1 or by any other method permitted by Law. Cubist, Acquisition Sub and the Company each agree that a final judgement in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on judgement or by any other manner provided by Law.

         9.10 CONSTRUCTION. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentum.

         9.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         9.12 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         9.13 SURVIVAL OF PROVISIONS. The provisions of this Agreement, including without limitation the representations and warranties of the parties will be deemed material, and, notwithstanding any investigation by or on behalf of any other party, will be deemed to have been relied on by each other party, and will, except as set forth below, survive the Closing and the consummation of the Acquisition and the other transactions contemplated by the Acquisition Documents until terminated or no longer in effect in accordance with their respective terms, PROVIDED, HOWEVER, all of the representations and warranties made by the parties shall survive only until the first anniversary of the Effective Date. Notwithstanding the foregoing, in the event that this Agreement is terminated pursuant to Section 8.1 hereof, the provisions of this Agreement, including without limitation the representations and warranties of the parties, will be deemed material, and, notwithstanding any investigation by or on behalf of any other party, will be deemed to have been relied on by each other party, and will survive only until the date which is sixty (60) days following the date on which this Agreement is terminated pursuant to Section 8.1 hereof; PROVIDED, that the foregoing provisions of this sentence shall not effect the liability of any party for any breach of any representation or warranty made by such party if any claim for indemnification therefor is made against such party pursuant to
Section 7 hereof on or prior to such 60th day.

                                   ARTICLE 10
                                   DEFINITIONS

         10.1     Definitions.

         (a) As used in this Agreement (including the Disclosure Schedule), the following defined terms shall have the meanings indicated below:

         "$" means United States Dollars unless otherwise indicated.

         "Actions or Proceedings" means any action, suit, petition, investigation, proceeding, arbitration, litigation or Governmental or Regulatory Authority investigation, audit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental or Regulatory Authority.

         "Acquisition" means the acquisition by Acquisition Sub of all of the issued and outstanding Company Shares to be effected by the Plan of Arrangement.

         "Acquisition Documents" means this Agreement (including any schedule or exhibit hereto) and any other agreement, instrument, certificate, or other document delivered by or on behalf of any party hereto, the Shareholders or the Company in connection with this Agreement or any of the other transactions contemplated hereby and thereby.

         "Affiliate" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls 10% or more of any class of equity securities of that Person or any of its Affiliates (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (c) any director, partner or officer of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

         "Aggregate Number of Consideration Shares" has the meaning ascribed to it in the Plan of Arrangement.

         "Agreement" means this Acquisition Agreement, the Plan of Arrangement, the Exhibits and the Disclosure Schedule, the terms of the Exchangeable Shares set forth on APPENDIX A of the Plan of Arrangement, and the certificates and instruments delivered in connection herewith, or incorporated by reference, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

         "Approval" means any approval, authorization, consent, permit, qualification or registration, or any waiver of any of the foregoing, required to be obtained from or made with, or any notice, statement or other communication required to be filed with or delivered to, any Governmental or Regulatory Authority or any other Person.

         "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned, licensed or leased by such Person, including cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

         "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of 10% or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

         "Audited Financial Statement Date" means December 31, 1999.

         "Audited Financial Statements" means the audited consolidated balance sheets of the Company and its Subsidiaries as of each of the fiscal years ended December 31, 1997 1998, and 1999 respectively, and the related audited consolidated statements of operations, shareholders' equity and cash flows for each of the fiscal years then ended, in each case, including the notes thereto.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar foreign or U.S. federal or state law for the relief of creditors.

         "BC Company Act" means the Company Act (British Columbia) and all amendments and additions thereto.

         "BC Law" means the Law of British Columbia.

         "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including financial statements, internal reports, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs (including data processing files and records), retrieval programs, operating data and plans and environmental studies and plans.

         "Business Combination" means, with respect to any Person, (i) any amalgamation, consolidation or other business combination to which such Person is a party, (ii) any sale or other disposition of any capital stock or other equity interests of such Person, (iii) any tender offer (including a self tender), exchange offer, recapitalization, restructuring, liquidation, dissolution or similar or extraordinary transaction, (iv) any sale, dividend or other disposition of all or a material portion of the Assets and Properties of such Person or (v) the entering into of any agreement or understanding, the granting of any rights or options, or the acquiescence of the Company, with respect to any of the foregoing.

         "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of California or the Province of British Columbia are authorized or obligated to close.

         "Business or Condition of Cubist" means the business, condition (financial or otherwise), results of operations, prospects or Assets and Properties of Cubist and each of its Subsidiaries, taken as a whole.

         "Business or Condition of the Company" means the business, condition (financial or otherwise), results of operations, prospects or Assets and Properties of the Company and each of its Subsidiaries, taken as a whole.

         "Canadian Pension Plan" means the Canadian Pension Plan (Canada), as amended, and the rules and regulations promulgated thereunder.

         "Canadian GAAP" means generally accepted accounting principles in Canada, as in effect from time to time.

         "Canadian Holders" means holders of the Company's securities resident in the provinces of British Columbia and Ontario.

                  "Certificate Limit" has the meaning ascribed to that term in
Section 116 of the INCOME TAX ACT.

         "Clearance Certificate" means a certificate issued pursuant to Section 116 of the INCOME TAX ACT.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Commissions" means the British Columbia and Ontario Securities Commissions."

         "Company Affiliates" has the meaning ascribed to it in Section 5.10.

         "Company Affiliate Agreement" has the meaning ascribed to it in Section 5.10.

         "Company Common Share Convertible Security" means any Company Option, Company Warrant or Company Convertible Debenture that is exercisable for or convertible into, as the case may be, Company Common Shares.

         "Company Common Shares" means, the Class A Voting Common Shares, without par value, in the Company's share capital.

         "Company Convertible Debenture" means any debenture or note convertible into Company Shares.

         "Company Disclosure Schedule" means the schedules delivered to Cubist and Acquisition Sub by or on behalf of the Company, containing all lists, descriptions, exceptions and other information and materials as are included therein in connection with the representations and warranties made by the Company in Article 2 of this Agreement or otherwise.

         "Company Financials" means the Audited Financial Statements and the Interim Financial Statements.

         "Company Intellectual Property" shall mean any Intellectual Property of commercial value that is (i) owned by; (ii) licensed to; or (iii) was developed or created by or for the Company or any of its Subsidiaries.

         "Company Option(s)" means any Option to purchase Company Shares, excluding the Company Warrants and the Company Convertible Debentures.

         "Company Preferred Share Convertible Security" means any Company Option, Company Warrant or Company Convertible Debenture that is exercisable for or convertible into, as the case may be, Company Preferred Shares.

         "Company Preferred Shares" means any or all, as the context may require or allow, of the Company Series 1 Preferred Shares, the Company Series 2 Preferred Shares, the Company Series 3 Preferred Shares, and the Company Series 4 Preferred Shares.

         "Company Series 1 Preferred Shares" means the Company's Class B Voting Preferred Shares--Series 1, without par value.

         "Company Series 2 Preferred Shares" means the Company's Class B Voting Preferred Shares--Series 2, without par value.

         "Company Series 3 Preferred Shares" means the Company's Class B Voting Preferred Shares--Series 3, without par value.

         "Company Series 4 Preferred Shares" means the Company's Class B Voting Preferred Shares--Series 4, without par value.

         "Company Registered Intellectual Property" means all Registered Intellectual Property owned by, or filed in the name of, the Company or any of its Subsidiaries.

         "Company Shares" means the Company Common Shares and the Company Preferred Shares.

         "Company Warrants" means any warrant to purchase Company Common Stock.

         "Contract" means any material contract, including without limitation:

         (a) any distributor, sales, advertising, agency or manufacturer's representative contract;

         (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $20,000 over the life of the contract;

         (c) any contract that expires or may be renewed at the option of any person other than the Company so as to expire more than one year after the date of this Agreement;

         (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles;

         (e) any contract for capital expenditures in excess of $10,000 in the aggregate;

         (f) any contract limiting the freedom of the Company to engage in any line of business or to compete with any other Person as that term is defined in the Exchange Act, as defined herein;

         (g) any contract pursuant to which the Company is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property having an original cost of more than $10,000;

         (h) any contract with any person with whom the Company does not deal at arm's length; or

         (i) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person which could oblige the Company to pay more than $10,000 in the aggregate.

         "Cubist Affiliate Agreement" has the meaning ascribed to it in Section 5.11.

         "Cubist Affiliate" has the meaning ascribed to it in Section 5.11.

         "Cubist Common Stock" means the Common Stock, par value $.001 per share, of Cubist.

         "Cubist Disclosure Schedule" means descriptions, exceptions and other information and materials as are required to be included therein in connection with the representations and warranties made by Cubist in Article 3 of this Agreement or otherwise.

         "Cubist Financial Statements" has the meaning ascribed to it in Section 3.4.

         "Damages" means all damages, losses, claims, demands, actions, causes of action, suits, litigations, arbitrations, liabilities, costs, and expenses, including court costs and the reasonable fees and expenses of legal counsel.

         "Employment Insurance Act" means the Employment Insurance Act (Canada), as amended, and the rules and regulations promulgated thereunder.

         "Environment" means air, surface water, ground water, or land, including land surface or subsurface, and any receptors such as persons, wildlife, fish, biota or other natural resources.

         "Environmental Clean-up Site" means any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar list of sites published by any governmental authority in Canada or the United States relating to investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any location at which there has been a Release of a Hazardous Material.

         "Environmental Law" means any Canadian or United States federal, provincial, state, local or foreign environmental, health and safety or other Law relating to Hazardous Materials, including without limitation the Waste Management Act (British Columbia), the Comprehensive, Environmental Response Compensation and Liability Act, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the California Safe Drinking Water and Toxic Enforcement Act.

         "Environmental Permit" means any permit, license, approval, consent or authorization required under or in connection with any Environmental Law and includes without limitation any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority.

         "Equity Equivalents" means securities (including Options to purchase any Company Shares) which, by their terms, are or may be exercisable, convertible or exchangeable for or into common shares, preferred shares, or other securities at the election of the holder thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "ERISA Affiliate" has the meaning ascribed to it in Section 2.13.

         "Excise Tax Act" means the Excise Tax Act (Canada), as amended, and the regulations and rules promulgated thereunder.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

         "Exchange Ratio" has the meaning ascribed to it in Section 1.1 of the Plan of Arrangement.

         "Exchangeable Shares" means the class of stock of Acquisition Sub that will (i) have the rights, privileges and restrictions, and be subject to the conditions, as set forth in APPENDIX A of the Plan of Arrangement, and (ii) be exchangeable for Cubist Common Stock on a one-for-one basis (subject to certain adjustments pursuant to the Plan of Arrangement), at the option of the holder, during the periods, at the times and subject to the conditions set forth in
Article 5 and APPENDIX A to the Plan of Arrangement.

         "Final Order" has the meaning ascribed to it in Section 1.2.

         "GAAP" means, unless otherwise specified, generally accepted accounting principles in the United States, as in effect from time to time.

         "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, bureau, board, commission, department, official or other instrumentality of the United States, Canada, any foreign country or any domestic or foreign state, province, county, city or other political subdivision, and shall include any stock exchange, quotation service and the National Association of Securities Dealers.

         "Hazardous Material" means (a) any chemical, material, substance or waste including, containing or constituting petroleum or petroleum products, solvents (including chlorinated solvents), nuclear or radioactive materials, asbestos in any form that is or could become friable, radon, lead-based paint, urea formaldehyde foam insulation or polychlorinated biphenyls, (b) any chemicals, materials, substances or wastes which are now defined as or included in the definition of "special waste," "waste," "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; or (c) any other chemical, material, substance or waste which is regulated by any Environmental Law or which could constitute a nuisance.

         "HSR Act" shall mean Article 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "Income Tax" includes (i) any income, alternative or add-on minimum tax, gross income, gross receipts, franchise, profits, or other similar tax, including estimated taxes relating to any of the foregoing, or other like assessment or charge of similar kind whatsoever payable pursuant to any Tax Law or otherwise, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition, administration or collection of any such Tax (domestic or foreign); or (ii) any liability of a Person for the payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of Treas. Reg. Section 1.1502-6 or any comparable provision of any Tax Law.

         "Income Tax Act" means the Income Tax Act (Canada), as amended, and the rules and regulations promulgated thereunder.

         "Indebtedness" of any Person means all obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(d) under capital leases and (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.

         "Intellectual Property" means all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, patents and patent rights, utility models and utility model rights, copyrights, mask work rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions (whether patentable or not), invention disclosures, improvements, processes, formulae, industrial models, processes, designs, specifications, technology, methodologies, computer software (including all source code and object code), firmware, development tools, flow charts, annotations, all Web addresses, sites and domain names, all data bases and data collections and all rights therein, any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, the information set forth in manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, utility models, trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing.

         "Interim Financial Statements" means the unaudited consolidated balance sheet of the Company and its Subsidiaries as of May 31, 2000, and the related unaudited consolidated statement of operations and statement of cash flows for the five-month period ended on such date.

         "Interim Financial Statement Date" means May 31, 2000.

         "Interim Order" has the meaning ascribed to it in Section 1.1.

         "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company.

         "IRS" means the United States Internal Revenue Service or any successor entity.

         "Law" or "Laws" means any law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance or other pronouncement having the effect of law whether in the United States, Canada, any foreign country, or any domestic or foreign state, province, county, city or other political subdivision or of any Governmental or Regulatory Authority.

         "Liabilities" means all Indebtedness, obligations and other liabilities of a Person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due.

         "License" means any Contract that grants a Person the right to use or otherwise enjoy the benefits of any Intellectual Property (including without limitation any covenants not to sue with respect to any Intellectual Property).

         "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, easement, charge or adverse claim or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

         "Material Intellectual Property" means any Company Intellectual Property material to the Company or any of its Subsidiaries or to the conduct of the business of the Company or any of its Subsidiaries or the Assets and Properties of the Company or any of its Subsidiaries.

         "NASD" means the National Association of Securities Dealers, Inc.

         "Non-Resident Person" means, at the particular time that the context of this Agreement requires, a Person who is not a resident of Canada for purposes of the INCOME TAX ACT at that particular time.

         "NNM" means the distinct tier of The Nasdaq Stock Market referred to as the Nasdaq National Market.

         "Number of Fully Diluted Company Common Shares" means the sum of (i) the total number of Company Common Shares issued and outstanding at the Effective Time, (ii) the total number of Company Common Shares issuable at the Effective Time upon exercise or conversion, as the case may be, of all Company Common Share Convertible Securities outstanding at the Effective Time, (iii) the total number of Company Common Shares issuable upon conversion of all Company Preferred Shares issued and outstanding at the Effective Time and (iv) the total number of Company Common Shares issuable at the Effective Time upon conversion of all Company Preferred Shares issuable at the Effective Time upon exercise or conversion, as the case may be, of all Company Preferred Share Convertible Securities outstanding at the Effective Time.

         "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right, debt instrument or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person or (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity interests of such Person, including any rights to participate in the equity, income or election of directors or officers of such Person.

         "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

         "Other Tax" means any sales, use, ad valorem, business license, withholding, payroll, employment, excise, stamp, transfer, recording, occupation, premium, property, value added, custom duty, severance, windfall profit, capital or license tax, governmental fee or other similar assessment or charge, payable pursuant to any Tax Law or otherwise, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such tax (domestic or foreign).

         "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

         "Permit" means any license, permit, franchise or authorization.

         "Permitted Liens" means (i) Liens for Taxes or governmental assessments, charges or claims the payment of which is not yet due, or for Taxes the validity of which is being contested in good faith by appropriate proceedings; (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar persons and other Liens imposed by applicable law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith; (iii) Liens relating to deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar arrangements;
(iv) Liens reflected or reserved for in the Interim Financial Statements; and
(v) Liens securing executory obligations under any lease that constitutes an "operating lease" under generally accepted accounting principles.

         "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

         "Plan" has the meaning ascribed to it in Section 2.13.

         "Pooling of Interests" shall mean pooling of interests accounting treatment under Accounting Principles Board Opinion No. 16.

         "Property Transfer Tax Act" means the Property Transfer Tax Act of the Province of British Columbia, as amended and the rules and regulations promulgated thereunder.

         "PTO" means the United States Patent and Trademark Office.

         "Registered Intellectual Property" shall mean all United States, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks and servicemarks, applications to register trademarks, intent-to-use applications, other registrations or applications to trademarks or servicemarks, or trademarks or servicemarks in which common law rights are owned or otherwise controlled; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Material into the Environment.

         "SEC" means the Securities and Exchange Commission or any successor entity.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Securities Exemption Applications" means applications to be made by Cubist to each of the Commissions for the Securities Exemption Orders.

         "Securities Exemption Orders" means discretionary orders of the Commissions exempting the trades contemplated by the Plan of Arrangement from the registration and prospectus requirements of applicable British Columbia and Ontario securities laws, including but not limited to the distribution to Canadian Holders of Exchangeable Shares, Cubist Common Stock, Cubist Options, Cubist Warrants or Cubist Convertible Debentures, as the case may be, the distribution of any securities upon the conversion or exchange of such securities in accordance with their terms, or the resale by Canadian Holders of any securities distributed to them pursuant to the Arrangement or upon the conversion or exercise of any security issued to them pursuant to the Plan of Arrangement, including but not limited to the resale of Cubist Common Stock.

         "Site" means any of the real properties currently or previously owned, leased, occupied, used or operated by the Company, any predecessors of the Company, or any entities previously owned by the Company, including all soil, subsoil, surface waters and groundwater.

         "Stock Plan" means the Company's Employee Stock Option Plan.

         "Subsidiary" means any Person in which the Company or Cubist, as the context requires, directly or indirectly through Subsidiaries or otherwise, beneficially owns at least 50% of either the equity interest in, or the voting control of, such Person existing on the date hereof.

         "Takeover Statute" means a "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under provincial, state or federal laws in the United States or Canada.

         "Tax" or "Taxes" means Income Taxes and/or Other Taxes, as the context requires.

         "Tax Laws" includes the Code, the Income Tax Act and any other applicable Canadian or United States federal, provincial, state, county, local or foreign laws relating to Taxes and any regulations or official administrative pronouncements released thereunder, the Excise Tax Act, the Employment Insurance Act, the Workers

Compensation Act, the Property Transfer Tax Act, the Corporation Capital Tax Act, and the Canada Pension Plan.

         "Tax Returns" means any return, report, information return, schedule, certificate, statement or other document (including any related or supporting information) filed or required to be filed with, or, where none is required to be filed with a Taxing Authority, the statement or other document issued by, a Taxing Authority in connection with any Tax.

         "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States or Canadian federal, provincial, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

         "Third Party Expenses" has the meaning ascribed to it in Section 5.5 hereof.

         "Workers Compensation Act" means the Workers Compensation Act of British Columbia, as amended, and the rules and regulations thereunder.

         (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement as a whole and not to any particular Article, Section or other subdivision, (iv) the terms "Article" or "Section" or other subdivision refer to the specified Article, Section or other subdivision of the body of this Agreement, (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company, (vi) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation," and (vii) when a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. The term "party" or "parties" when used herein refer to Cubist and Acquisition Sub, on the one hand, and the Company, on the other.

         (c) When used herein, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person, "known to" any Person or any similar phrase, means (i) with respect to any Person who is an individual, the knowledge of such Person and (ii) with respect to any other Person, the knowledge of the directors and executive officers of such Person and other individuals that have a similar position or have similar duties as the officers of such Person.



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Cubist, Acquisition Sub and Company, have caused this Acquisition Agreement to be signed by their duly authorized representatives, all as of the date first written above.



TERRAGEN, INC.                           CUBIST PHARMACEUTICALS, INC.

By: /s/ Julian Davies                    By:  /s/ Scott M. Rocklage
    -----------------------------             -------------------------------
Name:  Julian Davies                     Name:  Scott M. Rocklage
Title:  VP Research & CSO                Title:  President, CEO & Chairman



C&T ACQUISITION CORPORATION


By:  /s/ Scott M. Rocklage
    -----------------------------
Name:  Scott M. Rocklage
Title:  President, CEO & Chairman
